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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RED ROBIN GOURMET BURGERS, INC.
(Name of the Registrant as Specified In Its Charter)

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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2017

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Thursday, May 18, 2017, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, for the following purposes:

  1)
  To elect Robert B. Aiken, Cambria W. Dunaway, Kalen F. Holmes, Richard J. Howell, Glenn B. Kaufman, Steven K. Lumpkin, Pattye L. Moore, Stuart I. Oran, and Denny Marie Post as directors of the Company for one-year terms;

  2)
  To approve, on an advisory basis, the compensation of our named executive officers;

  3)
  To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation;

  4)
  To approve our 2017 Performance Incentive Plan, as described in the attached proxy statement;

  5)
  To approve the Amended and Restated Employee Stock Purchase Plan, as described in the attached proxy statement;

  6)
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  7)
  To transact such other business as may properly come before the meeting.

        We direct your attention to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information and which we encourage you to review carefully. Our board of directors recommends that you vote FOR the board's nominees for director, FOR approval of our executive compensation, FOR the option of annually as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers, FOR approval of our 2017 Performance Incentive Plan, FOR approval of the Amended and Restated Employee Stock Purchase Plan, and FOR ratification of the independent auditor. Your vote is important.

        Stockholders of record at the close of business on March 27, 2017 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 7, 2017.

        This year, we have again elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following website:

http://www.redrobin.com/eproxy

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

        Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado
April 4, 2017

i

ii

 PROXY STATEMENT SUMMARY

        This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement about our Company and the upcoming 2017 annual meeting of stockholders. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

Annual Meeting of Stockholders

Time and Date:	8:00 a.m. MDT on Thursday, May 18, 2017
Location:	Red Robin Gourmet Burgers, Inc. corporate headquarters 6312 South Fiddler's Green Circle, Suite 200N Greenwood Village, Colorado 80111
Record Date:	March 27, 2017

Proposals and Board Voting Recommendations

Proposal		Board's Voting Recommendation	Page References (for more detail)
1	Election of Directors	FOR EACH NOMINEE	7
2	Advisory Vote to Approve Executive Compensation	FOR	61
3	Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation	FOR AN ANNUAL VOTE	63
4	Approval of 2017 Performance Incentive Plan	FOR	64
5	Approval of Amended and Restated Employee Stock Purchase Plan	FOR	71
6	Ratification of Independent Auditor	FOR	75

        Stockholders may also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Director Nominees (Proposal No. 1)

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Current Committee Assignments
Robert B. Aiken	54	2010	CEO, Essendant		FC
Cambria W. Dunaway	54	2014	Former U.S. President, Global Chief Marketing Officer, Kidzania	X	*NGC, CC
Kalen F. Holmes	50	2016	Former Executive Vice President (Human Resources), Starbucks	X	*CC, NGC
Richard J. Howell	74	2005	Former Partner, Arthur Andersen	X	*AC, CC
Glenn B. Kaufman	49	2010	Managing Member, D Cubed Group investment firm	X	*FC, CC
Steven K. Lumpkin	62	2016	Consultant, Former Executive Vice President, Chief Financial Officer and director, Applebee's	X	FC
Pattye L. Moore	59	2007	Former President and Director, Sonic Corp.	X	(C), AC, NGC
Stuart I. Oran	66	2010	Partner, Liberty Hall Capital Partners private equity firm	X	AC, FC
Denny Marie Post	59	2016	President and CEO, Red Robin

AC
Audit Committee

CC
Compensation Committee

FC
Finance Committee

NGC
Nominating and Governance Committee

(C)
Denotes Chair of the Board

*
Denotes Chair of the Committee

        In 2017, nine of our directors are standing for re-election and the board recommends a vote FOR all director nominees. All directors except our CEO, Ms. Post, and Mr. Aiken are independent, and therefore currently 80% of our board is independent. Directors are elected by a majority of votes cast. One of our current directors, Mr. Lloyd Hill, will retire and conclude his board service on the date of the annual meeting, and accordingly is not standing for reelection to the board. See "Proposal 1—Election of Directors—Directors and Nominees" in this proxy statement for more information about our directors and nominees. In 2016, each director attended at least 75% of the aggregate number of board and applicable committee meetings.

Key Corporate Governance Highlights

        The board of directors recognizes the connection between good corporate governance and the creation of sustainable stockholder value and is committed to practices that promote the long-term interests of the Company, accountability of management, and stockholder trust. To this end, we continually evolve our practices to ensure alignment with our stockholders.

        Highlights include:

  •
  Fully declassified board of directors.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO and one other director.

  •
  All current members of our audit, compensation, and nominating and governance committees are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Directors receive regular governance updates to stay well-informed and evaluate governance trends.

  •
  Limits on outside board service.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Directors regularly engage in in-boardroom and outside director education.

  •
  Robust board, committee, and director self-evaluation process completed annually instead of age or term limits.

  •
  No poison pill in place.

Advisory Vote on Executive Compensation (Proposal No. 2)

        We are requesting that stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board recommends a vote FOR Proposal No. 2 because it believes the Company's executive compensation program is designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals, which are expected to result in increased stockholder value. In 2016, our executive compensation advisory vote proposal was supported by approximately 98.2% of the votes cast. Highlights of our executive compensation program, pay for performance compensation structure, 2016 performance, and 2016 compensation are set forth below. Please see "Compensation Discussion and Analysis" in this proxy statement for a full discussion of the items below.

Executive Compensation Program

        Listed below are highlights of our executive compensation program that reflect our focus on strong corporate governance and prudent compensation decision-making:

  •
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk."

  •
  Compensation committee advised by an independent compensation consultant.

  •
  No excise tax gross ups.

  •
  Double trigger or attainment of performance targets required for equity vesting upon change in control.

  •
  No repricing of underwater options without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives and board members.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Clawback policy for the return of certain incentive compensation received by executives.

  •
  Few perquisites offered to our executives.

Pay for Performance

        Our compensation program is designed to pay our executives for performance. Our short-term annual cash incentive program uses performance targets based primarily on annual EBITDA (earnings before interest, taxes, depreciation, and amortization) goals. Long-term incentive compensation is based on achievement of financial goals designed to demonstrate sustained improvement over multi-year periods, and time vesting designed to reward executive retention and value creation. Restricted stock units and options each vest ratably in annual increments over four years, with the amount realizable from such awards being dependent, in whole or in part, on increased stock price. Through 2016, the cash portion of our long-term incentive awards has measured over a three-year performance period based on both cumulative EBITDA and ROIC (return on invested capital) metrics. In 2017, our chief executive officer and chief financial officer compensation will shift to increase the portion of long-term incentive compensation paid in equity and based on performance, subject to stockholder approval of the new 2017 Plan. The compensation committee contemplates this change for all executive officers beginning in 2018.

2016 Performance Highlights

        Our 2016 performance fell below our expectations and performance goals. Highlights are set forth below.

  •
  Total revenues were $1.3 billion in 2016, an increase of 3.1% over 2015.

  •
  Comparable restaurant revenue decreased 3.3%.

  •
  GAAP earnings per diluted share were $0.87 compared to $3.36 in 2015.

  •
  We outperformed the casual dining industry in guest traffic for the 2016 fiscal year by approximately 30 basis points, making it the fifth consecutive year of outperformance as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

  •
  We repurchased $46.1 million of our common stock in fiscal 2016 under our stock repurchase program, thereby returning cash to our stockholders.

        Based on this performance, our named executive officers did not meet the performance goals necessary to achieve payout of the annual corporate bonus. In addition, only a small portion of the long-term incentive program that covered the last three fiscal years paid out despite relative outperformance in the two prior years.

        Mr. Carley served as chief executive officer of the Company from late 2010 until August 2016. In August 2016, Ms. Post became our chief executive officer after serving as president and chief concept officer. Under Ms. Post's leadership, the Company continues to pursue improvement in performance designed to drive top-line growth in sales and lay the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value. We launched initiatives in the latter part of 2016 to further strengthen our business, improve guest service, and grow market share. We have identified and continue to focus on opportunities that will allow us to:

  •
  Build Team Member engagement;

  •
  Regain our operational edge;

  •
  Become Guest's "go-to" for great burgers; and

  •
  Deliver great stockholder value.

2016 Compensation

        The table below sets forth the 2016 compensation for our named executive officers:

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Current Executives
Denny Marie Post	539,544	—	217,565	435,281	51,408	15,916	1,259,714
President & Chief Executive Officer
Guy J. Constant(1)	15,385	200,000	—	—	—	516	215,901
EVP & Chief Financial Officer Officer
Jonathan A. Muhtar	375,000	200,000	354,934	460,298	—	133,894	1,524,126
SVP & Chief Marketing Officer
Carin L. Stutz(2)	246,146	172,308	137,494	137,664	—	21,825	715,447
EVP & Chief Operating Officer
Michael L. Kaplan	343,850	—	60,246	120,592	31,908	14,183	570,779
SVP & Chief Legal Officer
Terry Harryman	295,063	27,300	114,333	28,801	7,749	12,145	485,391
Interim Chief Financial Officer and Chief Accounting Officer
Former Executives
Stephen E. Carley	794,235	—	389,940	780,001	214,221	20,572	2,198,969
Former Chief Executive Officer
Stuart B. Brown	216,617	—	124,896	249,895	—	10,386	601,794
Former EVP & Chief Financial Officer

(1)
Mr. Constant joined the Company in December 2016.

(2)
Ms. Stutz joined the Company in May 2016.

        See "Compensation Discussion and Analysis—2016 Executive Compensation Tables" and accompanying footnotes and narratives for additional information about the 2016 compensation for each named executive officer.

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (Proposal No. 3)

        The board of directors recommends an annual advisory vote on the compensation of our named executive officers. See "Proposal 3—Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation" in this proxy statement for more information about this proposal.

2017 Performance Incentive Plan (Proposal No. 4)

        The board of directors recommends a vote FOR approval of the 2017 Performance Incentive Plan. See "Proposal 4—Approval of 2017 Performance Incentive Plan" in this proxy statement for more information about this proposal.

Amended and Restated Employee Stock Purchase Plan (Proposal No. 5)

        The board of directors recommends a vote FOR approval of the amendment and restatement of the Employee Stock Purchase Plan to increase shares authorized under the plan by 100,000 shares, extend the term of the plan, and make certain other technical adjustments. See "Proposal 5—Approval of the Amended and Restated of the Employee Stock Purchase Plan" in this proxy statement for more information about this proposal.

Independent Auditors (Proposal No. 6)

        The board of directors recommends a vote FOR the ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent auditor for the fiscal year ending December 31, 2017. See "Proposal 6—Ratification of Appointment of Independent Registered Public Accounting Firm" in this proxy statement for more information about this proposal.

PROXY STATEMENT

        The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at the annual meeting of stockholders. The meeting will be held on Thursday, May 18, 2017, beginning at 8:00 a.m. MDT, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        As of the date of this proxy statement, our board of directors consists of ten directors, all of whom are independent except our CEO and Director Robert B. Aiken. Therefore, currently, 80% of our board is independent. One of our current directors, Mr. Lloyd Hill, will retire and conclude his board service on the date of the annual meeting, and accordingly is not standing for reelection to the board. The board of directors has reduced its size from ten to nine members effective as of the date of the annual meeting. Consequently, the board will consist of nine directors following the annual meeting, seven of whom will be independent. The board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company. All of our directors are elected on an annual basis for a one-year term.

        The directors elected at this annual meeting will serve in office until our 2018 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. Each nominee has consented to serve if elected and we expect that each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Selecting Nominees for Director

        Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

        In evaluating a director candidate, the nominating and governance committee considers the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy for consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

        The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director.

Directors and Nominees

        Below, you can find the principal occupation and other information about each of the director nominees standing for re-election at the annual meeting. Information related to each director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information.

Robert B. Aiken, 54

Director Since: March 2010
Committees:

• Finance
Other Public Company Board Service:
Essendant Inc. (February 2015-present)
Recent Past Public Company Board Service:
Essendant Inc. (December 2010-May 2014)	Mr. Aiken currently serves as President and Chief Executive Officer of Essendant Inc., formerly United Stationers Inc., and has served in that role since May 2015. Mr. Aiken served as the Chief Executive Officer of Feeding America, a 501(c)(3) hunger relief charity organization, from December 2012 until May 2015. Mr. Aiken was previously the Chief Executive Officer of the food company portfolio at Bolder Capital, a Chicago-based private equity firm, from February 2012 to December 2012 and from February 2010 to January 2011. Mr. Aiken was a Managing Director of Capwell Partners, LLC, a Chicago-based private equity firm, from January 2011 to February 2012. Prior to entering the private equity business in February 2010, Mr. Aiken served as the President and Chief Executive Officer of U.S. Foodservice (USF). At USF, he served as President and Chief Executive Officer from July 2007 to February 2010, as President and Chief Operating Officer from October 2005 to July 2007, and as Executive Vice President of Sales/Marketing & Supply Chain from February 2004 to October 2005. Prior to joining USF, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp. of Deerfield, Illinois, including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 until 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken's career, he worked as a business lawyer, first with the firm Sidley & Austin in Chicago and then with Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California.

Mr. Aiken brings to the board of directors, among his other skills and qualifications, experience as a chief executive officer of a corporation with significant operations and a large, labor-intensive workforce. He gained extensive experience in management, operations, and logistics, as well as an understanding of the dining industry through his service at USF. Although Mr. Aiken is not independent for purposes of applicable Nasdaq rules, in light of the foregoing, our board of directors has concluded that Mr. Aiken should continue as a member of our board.

Cambria W. Dunaway, 54

Director Since: June 2014
Committees:

• Nominating and Governance (Chair)
• Compensation
Other Public Company Board Service:
Nordstrom FSB (2014-present)
Recent Past Public Company Board Service:
Marketo (2015-2016)
Brunswick Industries (2006-2014)	Ms. Dunaway served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location based entertainment concept focused on children's role-playing activities, from October 2010 to December 2014 and remains as an advisor to the company. From October 2007 to October 2010, Ms. Dunaway served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America. Before joining Nintendo, Ms. Dunaway was Chief Marketing Officer for Yahoo! from June 2003 to November 2007. Prior to joining Yahoo!, Ms. Dunaway was at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway holds a Bachelor of Science degree in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

Ms. Dunaway brings to the board of directors, among her other skills and qualifications, more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and package goods. She brings experience in the areas of marketing strategy, communications, data analytics, loyalty, digital transformation, and governance. In light of the foregoing, our board of directors has concluded that Ms. Dunaway should continue as a member of our board.

Kalen F. Holmes, 50

Director Since: August 2016
Committees:
• Compensation (Chair)
• Nominating and Governance
Other Public Company Board Service:
Zumiez Inc. (December 2014-Present)
Other Board Service:
YWCA King and Snohomish counties (2009-present)
Pacific Northwest Ballet, Governing Board of Trustees (2013-present)
Recent Past Public Company Board Service:
None	Ms. Holmes served as an Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation from November 2009 until her retirement in February 2013. Prior to her employment with Starbucks, Ms. Holmes held a variety of leadership roles with HR responsibility for Microsoft Corporation from September 2003 through November 2009. Prior to joining Microsoft, Ms. Holmes served in a variety of industries, including high-tech, energy, pharmaceuticals, and global consumer sales. Ms. Holmes serves on the board of directors of Zumiez Inc., a publicly traded, Nasdaq-listed company. She also serves on the Board of Directors for the YWCA King and Snohomish counties and on the Board of Trustees for the Pacific Northwest Ballet. Ms. Holmes holds a Bachelor of Arts in Psychology from the University of Texas and a Master of Arts and a Ph.D. in Industrial/Organization Psychology from the University of Houston.

Ms. Holmes brings to the board of directors, among her other skills and qualifications an extensive background in human resources at large corporations, including management of compensation programs. Considering the foregoing, our board of directors has concluded that Ms. Holmes should continue as a member of our board.

Richard J. Howell, 74

Director Since: September 2005
Committees:

• Audit (Chair)
• Compensation
Other Public Company Board Service:
Independent Trustee for the LKCM Funds (July 2005-present)
Other Board Service:
Board of Directors of NACD North Texas Chapter (2010-present)
Recent Past Public Company Board Service:
None	Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. From January 2004 through May 2009, Mr. Howell served as an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business at Texas Christian University.

Mr. Howell brings to the board of directors, among his other skills and qualifications, significant experience in accounting and information systems, as well as knowledge of controls and financial reporting requirements of public companies. In addition, during Mr. Howell's career in public accounting he gained significant knowledge of due diligence practices, mergers and acquisitions, and risk management. In his role as the head of the audit division, he gained experience with recruiting, personnel management, budgeting, and client development and management. As a public accountant, Mr. Howell worked with retail and manufacturing companies and developed experience working with supply chain, procurement, manufacturing processes, and inventory management. Mr. Howell's work with audit committees of numerous public reporting companies and his directorship roles have provided him with substantial experience in corporate governance. Mr. Howell is an NACD Board Leadership Fellow and was named to the 2015 NACD Directorship 100, an honor recognizing his knowledge, leadership, and excellence in corporate governance in the board room. Considering the foregoing, our board of directors has concluded that Mr. Howell should continue as a member of our board.

Glenn B. Kaufman, 49 Director Since: August 2010 Committees: • Finance (Chair) • Compensation Other Public Company Board Service: None Recent Past Public Company Board Service: None	Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm, since January 2011. Prior to forming D Cubed, he consulted to boards, senior executives of operating businesses, and private investment firms from January 2009 to December 2010. Previously, he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable strategic, finance, budgeting, and executive leadership experience, as well as an extensive understanding of restaurant operations, direct/omni-channel marketing, and franchising. He has approximately 20 years of experience as an active, engaged, private market investor. Mr. Kaufman has extensive restaurant, food service, franchising, healthcare, and retail expertise as a result of his investing and business activities at both the D Cubed Group and American Securities Capital Partners. In addition, Mr. Kaufman also has legal and business consulting expertise. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.

Steven K. Lumpkin, 62 Director Since: August 2016 Committees: • Finance Other Public Company Board Service: None Recent Past Public Company Board Service: Applebee's International, Inc. (2004-2007)	Mr. Lumpkin currently serves as Principal of Rolling Hills Capital Partners, a consulting firm. Mr. Lumpkin served as Executive Vice President, Chief Financial Officer, and a director of Applebee's International, Inc., where he served in various executive positions from 1995 until his retirement in 2007. Prior to joining Applebee's, he was Executive Vice President and director at Kimberly Quality Care Inc. Mr. Lumpkin is a CPA, with a bachelor in Accounting from the University of Missouri—Columbia.
Mr. Lumpkin brings to the board of directors, among his other skills and qualifications, extensive experience in the restaurant industry and an accounting and finance background. In light of the foregoing, our board of directors has concluded that Mr. Lumpkin should continue as a member of our board.

Pattye L. Moore, 59

Director Since: August 2007 (Board Chair since February 2010)
Committees:

• Audit
• Nominating and Governance
Other Public Company Board Service:
ONEOK (2002-present)
ONEGAS, Inc. (January 2014-present)
Recent Past Public Company Board Service:
Sonic Corp. (2000-2006)	Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc.

Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, brand and concept development, and public relations experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named one of the top 100 marketers by Advertising Age magazine in 2000 and one of the top 50 women in foodservice by Nation's Restaurant News in 2002. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

Stuart I. Oran, 66

Director Since: March 2010
Committees:

• Audit
• Finance
Other Public Company Board Service:
FCB Financial Holdings, Inc. (2010-Present)
OHA Investment Corporation (2014-present)
Recent Past Public Company Board Service:
Deerfield Capital Corp. (2008-2010)
Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009)
Wendy's International, Inc. (2005-2008)
Spirit Airlines (2004-2015)	Since 2011, Mr. Oran has been a partner at Liberty Hall Capital Partners, a private equity firm focused on the aerospace and defense sectors. Mr. Oran is also the co-founder of FCB Financial Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions. Mr. Oran founded Roxbury Capital Group LLC in 2002 and was its managing member until December 2011. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's aviation line of business. During that period, Mr. Oran also served as a director of United Air Lines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership, management, and strategic planning experience which he gained during his employment with UAL Corporation and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. Considering the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

Denny Marie Post, 59 Director Since: August 2016 Other Public Company Board Service: None Recent Past Public Company Board Service: None	Ms. Post has served as Chief Executive Officer of the Company since August 2016 and as President since February 2016. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of the Company since March 2015. Ms. Post joined the Company in August 2011 as Senior Vice President and Chief Marketing Officer. Before joining the Company, Ms. Post was the Managing Member of mm&i Consulting LLC, a marketing consulting firm, from June 2010 to July 2011. She served as Senior Vice President, Chief Marketing Officer of T-Mobile USA from July 2008 to May 2010, as Senior Vice President, Global Beverage, Food, and Quality at Starbucks Corporation from February 2007 to June 2008, as Senior Vice President, Chief Concept Officer of Burger King Corp. from April 2004 to January 2007, and prior to that, in various marketing executive roles at YUM! Brands, Inc.

Ms. Post brings to the board of directors, among her other skills and qualifications, restaurant industry experience and valuable executive leadership, including in the areas of marketing and brand management. In light of the foregoing, our board of directors has concluded that Ms. Post should continue as a member of our board.

Vote Required

        Proposal No. 1 requires the approval of a majority of the votes cast for each director.

Board Recommendation

        Our board of directors recommends that you vote FOR the election of each of the nominees for director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

        The board of directors seeks to ensure that good governance and responsible business practices are part of our culture and values. To ensure that we achieve this goal, the board of directors has previously established corporate governance guidelines that it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to ensure that they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

        Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated some of this responsibility to the nominating and governance committee. As provided in our corporate governance guidelines, the succession policy and plan has a multi-year focus that encompasses, among other things, the following attributes:

  •
  criteria that reflect the Company's ongoing business strategies;

  •
  identification and development of potential internal candidates;

  •
  formal assessment processes to evaluate such potential internal candidates and their development; and

  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or other similar emergency.

        The nominating and governance committee and the board work closely with management to ensure that development and succession are anticipated, planned for, and addressed in a timely manner. Under the guidance of the committee, Ms. Post and each of the executive officers conduct annual succession planning activities. This process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports.

        Ms. Post regularly meets with the full board on her performance, and her annual performance evaluation is conducted under the oversight of the compensation committee. Ms. Post conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

        At least annually, and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Engagement

        The board and management believe that the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility, and recognize the value of continuing communications. Among other things, engagement with our stockholders helps us to:

  •
  understand and consider the issues that matter most to our stockholders;

  •
  share and discuss our strategy and objectives; and

  •
  assess stockholder feedback and any emerging issues related to our governance practices, business, operations, or compensation.

        This approach has resulted in our receiving essential input and additional perspectives from our stockholders. We regularly engage with our stockholders through attendance at investor conferences, issuance of press releases and quarterly conference calls, other stockholder communications, and individual meetings throughout the year. We spoke to holders of more than 34% of our outstanding shares since the last annual meeting to discuss our business and solicit feedback.

        We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company has made a number of changes to our corporate governance practices over the past several years.

        Highlights of our governance program include:

  •
  Fully declassified board of directors.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO and one other director.

  •
  All current members of our audit, compensation, and nominating and governance committees are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Directors receive regular governance updates to stay well-informed and evaluate governance trends.

  •
  Limits on outside board service.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Directors regularly engage in in-boardroom and outside director education.

  •
  Robust board, committee, and director self-evaluation process completed annually instead of age or term limits.

  •
  No poison pill in place.

Board Leadership Structure

        The board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure so as to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. Pattye L. Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her extensive leadership experience within the restaurant industry.

        We believe that having a non-executive, independent board chair is in the best interests of the Company and our stockholders at this time. The separation of the roles of board chair and chief executive officer allows Ms. Post to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

        Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks that the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the Company, including the areas of food safety and data security. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures that the board or a designated committee is monitoring the identification, assessment, and mitigation of significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes that the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

        Our board of directors has determined that each of our directors, except our CEO, Ms. Post, and Mr. Aiken qualifies as an independent director under the rules promulgated by the U.S. Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market® ("Nasdaq") listing standards. Therefore, currently 80% of our board is independent. Mr. Aiken is disqualified from being an independent member of our board based on Nasdaq listing standards because his brother-in-law is a current partner of KPMG LLP ("KPMG"), the Company's outside auditor. Mr. Aiken's brother-in-law is not involved in the audit of Red Robin. Pursuant to these rules, only independent directors may serve on the board's audit committee, compensation committee, and nominating and governance committee. Currently, all members of each of these committees are independent in accordance with SEC rules and Nasdaq listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

Director Attendance

        The board of directors held thirteen meetings in 2016, including five in-person meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees during their period of service in 2016. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors serving at the time attended our 2016 annual meeting.

Committees of the Board of Directors

        Our board of directors has four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. Each of our standing committees generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present.

        Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at www.redrobin.com. The committee charters are reviewed at least annually by the respective committee to revise and update the committee duties and responsibilities as necessary.

Stockholder Submission of Director Nominees

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

        The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Communications with our Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member(s). Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, vice president of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

        For 2016, we had no material related party transactions which were required to be disclosed in accordance with SEC regulations.

Review, Approval, or Ratification of Transactions with Related Persons

        The board of directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. To ensure that the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest, and as to the material facts of the proposed transaction, and

  •
  consider all the relevant facts and circumstances available to the committee.

        After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year, Robert B. Aiken, Lloyd L. Hill, Kalen F. Holmes, Richard J. Howell, and Glenn B. Kaufman each served as members of the Company's compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our Board.

Director Compensation

        Set forth below are the elements of our director compensation for 2016.

Annual Retainer	Each non-employee director of the Company received an annual retainer of $70,000, payable in substantially equal quarterly installments. In addition, the following amounts were paid to the chair of the board and each board committee chair in substantially equal quarterly installments:
	Chair of the board	$85,000*
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$ 7,500
	Chair of finance committee	$10,000
	*The compensation committee increased the board chair retainer from $48,000 to $85,000 effective January 1, 2016 based on market data and the recommendation of its compensation consultant.

Equity Awards	Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified stock option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock, or restricted stock units. In 2016, each non-employee director received an annual grant of restricted stock units with a grant date value of approximately $110,000 and a vesting term of one year. The one year vesting term is consistent with the Company's declassification of its board of directors with annual elections for one-year terms in accordance with governance best practices.

2016 Director Compensation

        The following table sets forth a summary of the compensation earned by our non-employee directors in fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert B. Aiken	80,223	—	109,986	—	190,209
Cambria W. Dunaway	76,652	—	109,986	—	186,638
Lloyd L. Hill	73,125	—	109,986	—	183,111
Kalen F. Holmes(3)	28,269	69,084	91,632	—	188,985
Richard J. Howell	85,000	—	109,986	—	194,986
Glenn B. Kaufman	80,000	—	109,986	—	189,986
Steven K. Lumpkin(3)	28,269	69,084	91,632	—	188,985
Pattye L. Moore	155,000	—	109,986	—	264,986
Stuart I. Oran	70,000	—	109,986	—	179,986

(1)
Each director was awarded 2,300 restricted stock units in May 2016. The fair value of such restricted stock units was computed in accordance with the guidance for accounting for stock compensation at $47.82 per share for all directors. All such restricted stock units are subject to vesting in full on the first anniversary of the date of grant, unless earlier vested per the terms of the award agreement or the Company's Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan").

(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2016 did not exceed $2,500 per director.

(3)
Ms. Holmes and Mr. Lumpkin each received a pro-rated grant of 1,781 restricted stock units when they joined the board in August 2016. The fair value of such restricted stock units was computed in accordance with the authoritative guidance for accounting for stock compensation at $51.45 per share. All such restricted stock units are subject to vesting the earlier of the next annual stockholders meeting or the one-year anniversary of the grant date, unless earlier vested per the terms of the award agreement or the 2007 Plan. Ms. Holmes and Mr. Lumpkin were each awarded options to purchase 5,000 shares of common stock upon joining the board. The fair value of such options was computed in accordance with the authoritative guidance for accounting for stock compensation at $13.82 per share covered by the option.

        As of the end of the fiscal year 2016, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.

	Options	Restricted Stock Units
Robert B. Aiken	5,000	2,808
Cambria W. Dunaway	5,000	2,763
Lloyd L. Hill	5,000	2,808
Kalen F. Holmes	5,000	1,781
Richard J. Howell	4,500	2,808
Glenn B. Kaufman	0	2,808
Steven K. Lumpkin	5,000	1,781
Pattye L. Moore	1,500	2,808
Stuart I. Oran	5,000	2,808

Director Stock Ownership Guidelines

        The compensation committee has had stock ownership guidelines in place for non-employee directors since March 2009 (see "Compensation Discussion and Analysis—Executive Compensation Policies and Guidelines—Executive Stock Ownership Guidelines" for discussion of the ownership guidelines for executive officers). The current ownership guidelines require non-employee directors to own Company securities with a cumulative cost basis of at least five times the director's annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of the director's holdings is based on the cumulative cost basis of securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All our directors are currently in compliance or on track to be in compliance with the minimum ownership threshold.

        The following table sets forth the ownership guidelines and the holdings of the non-employee directors as of March 9, 2017, valued at the acquisition dates pursuant to our director stock ownership guidelines:

Director	Ownership Guideline	Current Dollar Value of Guideline		Cumulative Cost Basis
Robert B. Aiken	5x Retainer	$350,000		912,711
Cambria W. Dunaway	5x Retainer	$350,000	(1)	320,976
Lloyd L. Hill	5x Retainer	$350,000		865,290
Kalen F. Holmes	5x Retainer	$350,000	(2)	91,820
Richard J. Howell	5x Retainer	$350,000		987,258
Glenn B. Kaufman	5x Retainer	$350,000		934,438
Steven K. Lumpkin	5x Retainer	$350,000	(2)	91,820
Pattye L. Moore	5x Retainer	$350,000		854,814
Stuart I. Oran	5x Retainer	$350,000		454,266

(1)
To be achieved by June 2019.

(2)
To be achieved by August 2021.

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

STOCK OWNERSHIP INFORMATION

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 12,864,453 shares of common stock outstanding as of March 9, 2017.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 9, 2017 (unless otherwise indicated). All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	2,067,540	16.07%
BlackRock, Inc.(2)	1,482,739	11.53%
Dimensional Fund Advisors LP(3)	838,025	6.51%
Millennium Management LLC(4)	665,204	5.17%

(1)
This information is based on an amendment to Schedule 13G filed with the SEC on February 7, 2017 jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"). These securities are owned by various individual and institutional investors, including Price Associates (which was the beneficial owner with sole dispositive power as to an aggregate of 2,067,540 shares and sole voting power as to an aggregate of 431,337 shares) and Price Small-Cap Fund (which was the beneficial owner with sole voting power as to an aggregate of 749,321 shares, which amount such amended Schedule 13G reports is also included in the aggregate amount reported by Price Associates). For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates' principal business office is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 17, 2017. At the time of filing, the reporting person reported being a holding company that has sole voting power over 1,450,203 shares and sole dispositive power over 1,482,739 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. The address of this reporting person is 55 East 52nd Street, New York, New York 10055.

(3)
This disclosure is based on a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP ("Dimensional"). At the time of filing, Dimensional reported being an investment advisor that has sole voting power over 794,163 shares and sole dispositive power over 838,025 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that, to the knowledge of Dimensional, no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. For the purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional disclaims that it is, in fact, the beneficial owner of such securities. The address for Dimensional's principal business office is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
This disclosure is based on a Schedule 13G filed with the SEC on March 22, 2017 jointly by Integrated Core Strategies (US) LLC ("Integrated Core Strategies"), Integrated Assets, Ltd. ("Integrated Assets"), Millennium International Management LP ("Millennium International Management"), Millennium International Management GP LLC ("Millennium International Management GP"), Millennium Management LLC ("Millennium Management") and Israel A. Englander ("Mr. Englander"). At the time of the filing, the parties reported that Integrated Core Strategies was the beneficial owner of 535,489 shares and that Integrated Assets was the beneficial owner of 129,715 shares. The filing also reports that Millennium International Management is the investment manager to Integrated Assets, and Millennium International Management GP is the general partner of Millennium International Management; each may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets. The filing also reports that Millennium Management is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% shareholder of Integrated Assets and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets. The filing also reports that Israel A. Englander is the managing member of Millennium International Management GP and Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Integrated Assets. However, the reporting parties state that the foregoing should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies or Integrated Assets. The address for the reporting parties' principal business office is 666 Fifth Avenue, New York, New York 10103.

Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 9, 2017 by:

  •
  each of our directors, including the board's nominees for election,

  •
  each named executive officer set forth in the Summary Compensation Table, and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Denny Marie Post(2)	38,215	*
Guy J. Constant(3)	5,000	*
Jonathan A. Muhtar(4)	7,710	*
Carin L. Stutz(5)	4,115	*
Michael L. Kaplan(6)	6,311	*
Terry Harryman(7)	4,338	*
Stephen E. Carley(8)	138,354	1.07%
Stuart B. Brown(9)	1,761	*
Robert B. Aiken(10)	20,885	*
Cambria W. Dunaway(11)	7,243	*
Lloyd L. Hill(12)	19,385	*
Kalen F. Holmes(13)	1,667	*
Richard J. Howell(14)	24,760	*
Glenn B. Kaufman(15)	22,632	*
Steven K. Lumpkin(16)	1,667	*
Pattye L. Moore(17)	23,540	*
Stuart I. Oran(18)	8,315	*
Directors and Current Executive Officers as a group (15 persons)(19)	203,736	1.57%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 9, 2017, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. We do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 3,491 shares of common stock held directly by Ms. Post and 34,724 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(3)
Consists of 5,000 shares of common stock held directly by Mr. Constant.

(4)
Consists of 1,131 shares of common stock held directly by Mr. Muhtar and 6,579 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(5)
Consists of 4,115 shares of common stock held directly by Ms. Stutz.

(6)
Consists of 857 shares of common stock held directly by Mr. Kaplan and 5,454 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(7)
Consists of 1,108 shares of common stock held directly by Mr. Harryman and 3,230 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017. Mr. Harryman has concluded his service as interim chief financial officer of the Company.

(8)
Consists of 1,000 shares held directly by Mr. Carley and 35,602 shares of common stock held indirectly by the Carley Family Trust (as of December 25, 2016, Mr. Carley's date of departure from the Company), and 101,752 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017. Mr. Carley resigned from his position as chief executive officer of the Company effective as of August 8, 2016. Unless known otherwise by the Company, the beneficial ownership information is based on the most recent Form 4 filed by Mr. Carley.

(9)
Consists of 1,761 shares held directly by Mr. Brown (based on the most recent Form 4 filed by Mr. Brown). Mr. Brown resigned from his position as chief financial officer of the Company effective as of July 15, 2016.

(10)
Consists of 15,885 shares of common stock held indirectly by the Robert B. Aiken Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(11)
Consists of 2,243 shares of common stock held directly by Ms. Dunaway and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(12)
Consists of 12,385 shares of common stock held directly by Mr. Hill, 2,000 shares of common stock held indirectly by the Lloyd Hill Revocable Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(13)
Consists of 1,667 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(14)
Consists of 20,260 shares of common stock held directly by Mr. Howell, and 4,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(15)
Consists of 22,632 shares of common stock held directly by Mr. Kaufman.

(16)
Consists of 1,667 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(17)
Consists of 22,040 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband, and 1,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(18)
Consists of 1,315 shares of common stock held directly by Mr. Oran, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017.

(19)
Includes 85,055 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2017. Excludes Messrs. Carley, Brown and Harryman, who are not currently executive officers of the Company.

Equity Compensation Plan Information

        We maintain two equity based compensation plans—the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), and the Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 25, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders 2007 Plan	408,445	$53.82	575,865
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	408,445	$53.82	575,865	(1)

(1)
Of the aggregate number of shares that remained available for future issuance as of December 25, 2016, 30,584 shares were available for issuance under the ESPP and 545,281 shares were available for issuance under the 2007 Plan. If our stockholders approve the 2017 Performance Incentive Plan at our annual meeting, no new awards will be granted under the 2007 Plan after the annual meeting.

 COMPENSATION DISCUSSION AND ANALYSIS

        In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2016, our named executive officers were:

  •
  Denny Marie Post, President and Chief Executive Officer

  •
  Guy J. Constant, Executive Vice President and Chief Financial Officer

  •
  Jonathan A. Muhtar, Senior Vice President and Chief Marketing Officer

  •
  Carin L. Stutz, Executive Vice President and Chief Operating Officer

  •
  Michael L. Kaplan, Senior Vice President and Chief Legal Officer

  •
  Terry Harryman, Interim Chief Financial Officer and Chief Accounting Officer

  •
  Stephen E. Carley, Former Chief Executive Officer

  •
  Stuart B. Brown, Former Executive Vice President and Chief Financial Officer

Overview

        Red Robin Gourmet Burgers, Inc., together with its subsidiaries, primarily develops, operates, and franchises full-service restaurants in North America and focuses on serving an imaginative selection of high quality gourmet burgers in a fun environment welcoming to guests of all ages. Red Robin's goal is to differentiate itself from typical casual dining establishments based on quality, service, and value. To differentiate on quality, we offer a large and varied selection of highly craveable and customizable burgers. To differentiate on service, our goal is to be highly attentive to guests of all ages, serving food and beverages quickly so they can spend more time enjoying their food and less time waiting. We also strive to deliver tremendous value by providing delicious food at a range of price points, accompanied with our bottomless steak fries and other sides with every meal. Red Robin guests give us credit for these key points of differentiation and we seek to build on them every day by living our B.U.R.G.E.R. values: Bottomless Fun, Unwavering Integrity, Relentless Focus on Improvement, Genuine Spirit of Service, Extraordinary People, and Recognized Burger Authority.

        To ensure the continued success of Red Robin in a rapidly evolving marketplace, we focus on four strategic areas:

  •
  Building Team Member engagement.  We emphasize and support Team Member engagement, retention, and culture that will foster the development of great leaders. We cultivate leaders aligned to our culture to improve Team Member engagement, retention, and climate in our restaurants. Our goal is to enhance clarity with our Team Members by consistently communicating our strategy and ensuring we remain narrowly focused on our strategic initiatives. We continually strive to develop extraordinary people and encourage Team Member performance through appreciation, recognition, and respect.

  •
  Regaining operational edge.  Our strategy in regaining operational edge includes delivering consistently great burgers, accurately customized, and served quickly by our caring Team Members. Our goal is to deliver exceptional service to our guests through promoting a "Better for Being Here" environment and continually strive to enhance our guest's dining experience with a focus on guests of all ages and their occasions. We respect our guests' need for the "gift of time" and remain committed to improving both speed of service and order accuracy.

  •
  Becoming our guests' go-to for great burgers.  We continue to focus on being our guests' go-to for great burgers by offering craveable burgers and "bottomless" side options at attractive prices wherever and however our guests want. We plan to enhance value through a balance of quality, quantity, price, and experience. This includes providing high quality core menu items, delivering value through new products and abundance, and enhancing loyalty offerings to drive guest traffic. Additionally, we are focused on driving guest preference by offering our products through alternate platforms. As part of this strategy, we are currently testing and deploying online ordering, to-go, and catering services and developing partnerships with and deploying third-party delivery services.

  •
  Delivering great shareholder value.  We are committed to delivering shareholder value by improving profitability and investing capital wisely. Our goal is to optimize our capital structure, pace development activities, and improve our EBITDA margin through revenue growth and targeted cost savings.

        We believe these strategic initiatives will provide the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value.

        Our executive compensation program supports this focus through several key objectives:

  •
  Attracting, retaining, and motivating the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;

  •
  Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives and the minimization of unreasonable or excessive risk-taking; and

  •
  Paying for superior results through a program that incents and rewards for achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

 2016 EXECUTIVE SUMMARY

        Following is an executive summary of our 2016 executive compensation program:

Compensation Philosophy

  •
  Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. It encourages our executive officers to think and act like owners, because they are owners and as such are compensated in significant part based on the performance of the Company.

Pay Elements

  •
  Our 2016 executive compensation program was comprised of three primary elements: base salaries, annual performance-based cash bonus incentive, and long-term incentives that include both cash awards on three-year performance cycles and equity awards (stock options and restricted stock units). Financial metrics used for the annual performance-based cash bonus incentive and long-term cash incentive grants are linked to the Company's strategic business plans.

  •
  Approximately 80% or our CEO's and 67% of our named executive officers' target total compensation is made up of either annual cash incentives or long-term incentives.

Setting Compensation

  •
  Executive compensation decisions are made by our independent compensation committee, which is currently comprised solely of independent directors.

  •
  When making compensation decisions, our compensation committee receives input from its independent compensation consultant (Aon Hewitt) and receives input from our CEO. Our compensation committee also reviews benchmarking data of the compensation paid by a peer group of restaurant companies selected by the compensation committee.

Company Performance in 2016

  •
  2016 corporate performance fell below our expectations and goals, with year-over-year total revenues increasing by 3.1% to approximately $1.3 billion.

  •
  Comparable restaurant revenue fell by 3.3%

  •
  GAAP earnings per diluted share were $0.87 compared to $3.36 in 2015.

  •
  We outperformed the casual dining industry in guest traffic for the 2016 fiscal year by approximately 30 basis points, making it the fifth consecutive year of outperformance as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

  •
  We repurchased $46.1 million of our common stock in fiscal 2016 under our stock repurchase program, thereby returning cash to our stockholders.

2016 Compensation Highlights

  •
  The compensation committee did not make significant structural changes to our executive compensation program for 2016. We believe this is consistent with the wishes of our stockholders, who have expressed overwhelming support (greater than 98% of votes cast) for our executive compensation program at each of our last three annual "say-on-pay" advisory votes.

  •
  Based on our total compensation and peer compensation levels, the compensation committee chose to increase salary levels for certain named executive officers in 2016.

  •
  Ms. Post's salary increased from $450,000 to $700,000 based on market information and her performance and promotion to chief executive officer.

  •
  Mr. Kaplan's salary increased from $335,000 to $345,000 based on market information and his performance.

  •
  The structure of our annual performance-based cash bonus incentive program remained the same in 2016.

  •
  Ms. Post's short term incentive targets were increased from 80% to 120% of salary for 2016 based on market information and her performance and promotion to chief executive officer.

  •
  Because we did not achieve the pre-set company EBITDA and guest count goals for 2016, our named executive officers did not receive a payout of their annual performance-based cash incentive in 2016 (compared to payout at 123.1% of target for 2015 performance).

  •
  The structure of our long-term incentive program opportunities for executives remained the same in 2016, with 40% of long-term incentives delivered in the form of stock options, 20% delivered in the form of restricted stock units, and 40% delivered in the form of long-term cash incentives.

  •
  Certain of our executive officers' long-term incentive targets as a percent of salary were increased based on updated market information and individual performance. Ms. Post's target increased from 125% to 250% based on market information and her performance and promotion to chief executive officer.

  •
  Based on the achievement of pre-set company EBITDA goals only (and not the return on invested capital goals), the payout of our long-term cash incentives for the 2014-2016 performance period was 29.75% of target (compared to payout at 128.6% of target for long-term cash incentives for the 2013-2015 performance period).

Governance Standards and Compensation Best Practices Currently in Effect

  •
  Direct retention by the compensation committee of its independent compensation consultant, Aon Hewitt.

  •
  Stock ownership guidelines for our executive officers, each of whom complied with, or were on track to comply with, the applicable ownership guidelines as of December 25, 2016.

  •
  No excise tax gross ups.

  •
  Relatively modest executive perquisites, and no excessive executive only-perquisites such as security systems, financial planning, or vacation homes.

  •
  Double trigger or attainment of performance targets required for equity vesting upon change in control.

  •
  No repricing of underwater options without stockholder approval.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Clawback policy for the return of certain incentive compensation received by executives.

  •
  Annual advisory stockholder vote to approve the Company's executive compensation.

2016 Performance and Impact on Pay

        Mr. Carley joined the Company in late 2010 as chief executive officer and served in that role until August 2016. In August 2016, Ms. Post became our chief executive officer after serving as president and chief concept officer. Under Ms. Post's leadership, the Company continues to pursue improvement in performance designed to drive top-line growth in sales and lay the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals. Our performance in 2016 was below our expectations and the compensation awarded for 2016 is reflective of such performance. We believe we are poised to return to higher levels of performance with our strategic initiatives. Our performance for 2016 is summarized below:

  •
  Annual revenues were $1.3 billion in 2016, an increase of 3.1% over 2015.

  •
  Comparable restaurant revenue fell by 3.3%.

  •
  GAAP earnings per diluted share were $0.87 compared to $3.36 in 2015.

  •
  We outperformed the casual dining industry in guest traffic for the 2016 fiscal year by approximately 30 basis points, making it the fifth consecutive year of outperformance.

  •
  We repurchased $46.1 million of our common stock in fiscal 2016 under our stock repurchase program, thereby returning cash to our stockholders.

        Based on this performance, our named executive officers did not meet the performance goals necessary to achieve payout of the annual corporate bonus. In addition, only a small portion of the three-year long-term incentive that covered the last three fiscal years paid out despite relative outperformance in the two prior years.

Executive Compensation Decision-making

        The compensation committee determines target total direct compensation for named executive officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the committee also approves special awards and relatively modest perquisites. When determining target total direct compensation, the committee considers the following:

  •
  Company performance and our pay for performance compensation program design.

  •
  Benchmarking data for our restaurant peer group for target total direct compensation (base salaries, short-term incentives, and long-term incentives), based on disclosure in peer proxies and other applicable survey data.

  •
  Individual performance and areas of responsibility relative to the market data.

  •
  Compensation relative to other executive officers in the Company.

  •
  Advice from the committee's independent compensation consultant.

  •
  The CEO's recommendations with respect to the compensation of the executives who report directly to her, including the other named executive officers.

  •
  Whether our compensation program encourages unnecessary or excessive risk taking.

  •
  Results of the Company's say-on-pay votes in prior years.

Pay for Performance Alignment

        Our compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. Accordingly, a significant portion of our named executive officers' compensation, excluding base salary, is incentive based, and is comprised of performance-based short-term and long-term awards. Such compensation therefore varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved for cash-based incentives, or loss of value if our performance does not drive increases in our stock price. Financial measures such as EBITDA (earnings before interest, taxes, depreciation, and amortization) and ROIC (return on invested capital) used for the annual bonus and cash incentive grants are linked to the Company's strategic business plans that are reviewed and approved by our board of directors. Minimum financial targets must be achieved for any payouts of cash to be made under both the annual bonus and long-term incentive grants. Restricted stock units and stock options vest ratably over four years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

        The compensation committee believes that the annual incentives (which are generally based on annual Company EBITDA or other financial targets) and the long-term incentives (the cash portions of which are currently based on three-year cumulative EBITDA and ROIC targets) place a large portion of the executive's pay at risk because such pay will fluctuate or vary in value based upon the level of performance achieved by the Company. Because incentive awards are performance-based, they are at risk of forfeiture or reduced payout if performance goals are not achieved. Moreover, long-term equity awards are at risk of forfeiture if the executive does not remain with the Company until the equity vests, and are at risk of reduced realized value based upon Company stock price at the date of exercise.

        Risk Profile of 2016 Named Executive Officer Compensation.    In 2016, "at-risk" or "variable pay" (subject to forfeiture or partial or complete loss of value) made up 80% of total target compensation for CEO compensation and 67% of total target compensation for the other named executive officers as a group and included short-term and long-term incentives. Short-term incentive pay, aligned with achievement of annual business results based on EBITDA, comprised 24% and 23% of our CEO's and other named executive officers' total target compensation opportunity, respectively. Long-term incentive ("LTI") awards that are designed to maximize retention and to link compensation to the Company's long-term stock price performance comprised 56% and 44% of our CEO's and other named executive officers' total target compensation, respectively. LTI awards are based on achievement of longer-term business goals adopted as part of our multi-year strategy.

        The charts below reflect the portion of the executives' 2016 compensation that is considered at risk or variable, because it is subject to forfeiture or partial or complete loss of value based on our compensation structure. The charts below represent the target total compensation.

CEO

 Other Named Executive Officers

Benchmarking

        Restaurant Peer Group.    Restaurant peer group companies are selected by the compensation committee upon recommendation of its compensation consultant, Aon Hewitt, and are based on their similarity to us with respect to several criteria, including revenue, size, and scope. Specifically, peers include U.S. public companies within the restaurant industry that have similar revenue and market value. The peer group used for 2016 compensation benchmarking consists of the 20 restaurant companies identified in the chart below. The Company ranked in the 53rd percentile for its peer group in sales and 41st percentile in market value based on Aon Hewitt compensation analysis conducted in 2015.

Peer Group
Biglari Holdings, Inc.	Domino's Pizza, Inc.
BJ's Restaurants, Inc.	Fiesta Restaurant Group, Inc.
Bob Evans Farms, Inc.	Ignite Restaurant Group, Inc.
Brinker International, Inc.	Noodles & Company
Buffalo Wild Wings, Inc.	Papa John's International, Inc.
Carrols Restaurant Group, Inc.	Ruby Tuesday, Inc.
The Cheesecake Factory, Inc.	Ruth's Hospitality Group, Inc.
Cracker Barrel Old Country Store, Inc.	Sonic Corp.
Denny's Corporation	Texas Roadhouse, Inc.
DineEquity, Inc.	The Wendy's Company

        2016 Compensation Setting.    The compensation committee uses competitive compensation data from the annual total compensation study of peer and other restaurant companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning.

Independent Compensation Consultant

        The compensation committee has retained Aon Hewitt as its independent compensation consultant. Aon Hewitt assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. Aon Hewitt also advises the compensation committee on compensation for the board of directors. In 2016, Aon Hewitt received $229,794 in fees for executive compensation consulting services provided on behalf of the compensation committee, and an additional $145,968 for other services provided by Aon Hewitt not related to executive compensation, at the request of management. The compensation committee evaluated Aon Hewitt's independence as its compensation consultant by considering each of the independence factors adopted by Nasdaq and the SEC. Based on such evaluation, the compensation committee believes that no conflict of interest exists that would prevent Aon Hewitt from independently representing the compensation committee.

Risk Mitigation

        The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

        The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

  •
  payouts under our annual and long-term incentive compensation plans are capped;

  •
  the compensation committee has the ability to reduce payouts under our annual incentive compensation plans in its discretion;

  •
  executives are subject to robust stock ownership guidelines;

  •
  executives are subject to anti-hedging policies with respect to our common stock;

  •
  the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and

  •
  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

        The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Consideration of Prior Say-on-Pay Votes

        At our 2016 annual meeting of stockholders, holders of approximately 98.2% of the votes cast on such proposal approved the advisory vote ("say-on-pay") on the 2015 compensation of our named executive officers, which was consistent with the level of support we received in 2015 and 2014, when 99.0% and 99.5%, respectively, of stockholders voted for our "say-on-pay" proposal.

        We believe the level of support we received from stockholders for the last three years was driven in part by our sustained and continued improvement in performance and our commitment to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. Based on our say-on-pay results, the compensation committee did not make significant structural changes to our executive compensation program for 2016. The compensation committee will continue to consider the results of the advisory vote on executive compensation in future executive compensation policies and decisions.

Key Components of our Executive Compensation Program

Base Salary

        Base salary provides a minimum level of remuneration to our named executive officers for their efforts. The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually, and adjusts them from time to time to account for relevant factors such as market changes, as documented by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews her salary recommendations for our executives.

Incentive-Based Compensation

        For our incentive-based compensation, the compensation committee utilizes a mix of performance metrics and time and tenure. Each type of metric serves a different purpose. The short-term (annual bonus) and the cash component of the long-term incentive awards are performance-based and require achievement of certain financial targets, measured over either one or three years. If the financial metrics are not achieved at a minimum threshold level at the end of the performance period, no payment is earned or made. The equity portion of the grants vests ratably over four years. The time-based vesting of the restricted stock units, a comparatively lesser portion of the total long-term incentive awards, is used primarily for retention purposes and to encourage stock ownership by executives, thereby aligning their interests with our stockholders. The stock options vest over time, but require improved stock price performance to realize value.

        Annual Performance-Based Incentive (Cash Bonus).    Annual performance-based cash bonuses are intended to reward achievement of short-term operating goals and financial performance that are incremental to long-term, sustained creation of stockholder value. Our annual bonuses are established with reference to the annual portion of our multi-year strategic plan and, although measured in one-year increments, are designed to tie each year's results into a long-term target. As the Company's business evolves and develops, the long-term targets may be revised with concurrent impact on each year's annual planning. Generally, the annual performance metrics are financial-based measures that the compensation committee believes are highly correlated to our strategic goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

        Each of our executives is eligible to receive an annual cash bonus based on achievement of certain performance objectives, predominantly based on annual EBITDA. The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. The EBITDA goal is intended to be a "stretch" goal, or challenging target, and is meant to encourage superior performance. The 2007 Plan and the Cash Incentive Plan permit the compensation committee to adjust, in its discretion, EBITDA for non-cash, non-recurring, or unusual items. The compensation committee approves the annual bonus program based on achievement of a predetermined range of minimum threshold, target, and maximum-level EBITDA and approves payout of the bonuses, if any, following review of actual results. Bonuses are based on a percentage of the executive's salary and are set based on market and peer comparisons, and the corresponding dollar payout value varies up or down depending on the actual EBITDA performance level. Bonuses are not payable at all if the minimum threshold of EBITDA is not achieved. The compensation committee sets the EBITDA ranges each year based on performance expectations and other factors. The compensation committee may add or substitute performance measures in future plans. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation. Prior to 2016, cash incentive awards were granted and paid pursuant to the 2007 Plan. In 2016, cash incentive awards were awarded and paid pursuant to the Cash Incentive Plan. Future cash incentive awards are anticipated to be granted under the new 2017 Plan.

        In addition, the compensation committee may approve special bonuses on an individual or group basis in recognition of extraordinary achievements, or to address other special situations.

        Long-Term Performance-Based Incentives.    The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to peer restaurant compensation practices. The compensation committee believes that a mix of performance and time-based cash and equity incentives provides an element of performance risk for executives and encourages equity ownership, thereby aligning the interests of executive officers with our stockholders.

        Long-term incentive grants consist of equity awards, typically in the form of restricted stock units and stock options, and a long-term cash incentive component. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including three-year performance targets) is designed to ensure that the execution of our strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years.

        Currently, except as described below, the long-term incentive awards for executives consist of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% performance-based cash component. We use stock options to align the interests of our executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance). We use restricted stock units to help retain our executives and further align their interests with our stockholders. The cash component is payable if cumulative EBITDA or ROIC targets are achieved over a three-year performance period. The cumulative EBITDA and ROIC long-term incentive cash metrics are independent of each other. The compensation committee selected a target earnings metric (cumulative EBITDA) and a return metric (ROIC) in the design of the long-term incentive cash design to achieve a balance between profitability and growth, and to effectively reward both. Both the EBITDA goal and the ROIC goal are intended to be "stretch" goals, or challenging targets, and are meant to encourage superior performance. The 2007 Plan and the Cash Incentive Plan permit the compensation committee to adjust, in its discretion, EBITDA or ROIC for non-cash, non-recurring, or unusual items. While there is some overlap with a metric in our annual performance-based cash bonuses and long-term incentive cash awards (EBITDA), in establishing this program prior to this year, the compensation committee believed this was appropriate because the annual performance-based cash bonus is focused on earnings in a particular year, whereas the three-year cumulative EBITDA used in the long-term incentive program is focused on progress over the three-year performance period and can be measured at any point in the performance period. The compensation committee believed that the longer-term nature of the long-term incentive cash program linked performance to our multi-year strategic plan and growth objectives and encouraged management's collaboration on strategic initiatives. Prior to 2016, equity incentive awards were paid pursuant to the 2007 Plan. In 2016, cash incentive awards were awarded and paid pursuant to the Cash Incentive Plan. 2017 cash incentive awards will be granted under the Cash Incentive Plan and future year awards are anticipated to be granted under the new 2017 Plan.

Employee Benefits

        We also provide certain other customary retirement and health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation.

Modest Perquisites

        We offer relatively few perquisites to our executives, but we do provide certain benefits such as car allowances to our named executive officers and certain other employees. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements.

Summary of 2016 Compensation Activity

Base Salary

        Named executive officer salaries for 2016 are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, the Company's performance, individual contributions, CEO recommendations for her direct reports, and other relevant matters.

Named Executive Officer	Salary
Denny Marie Post, President and Chief Executive Officer(1)	$700,000
Guy J. Constant, Executive Vice President and Chief Financial Officer(2)	$500,000
Jonathan A. Muhtar, Senior Vice President and Chief Marketing Officer	$375,000
Carin L. Stutz, Executive Vice President and Chief Operating Officer(3)	$400,000
Michael L. Kaplan, Senior Vice President and Chief Legal Officer	$345,000
Terry Harryman, Interim Chief Financial Officer and Chief Accounting Officer	$265,000
Stephen E. Carley, Former Chief Executive Officer	$800,000
Stuart B. Brown, Former Senior Vice President and Chief Financial Officer	$400,000

(1)
Ms. Post's salary was increased from $450,000 to $700,000 in connection with her appointment as CEO.

(2)
Mr. Constant joined the Company in December 2016.

(3)
Ms. Stutz joined the Company in May 2016.

        Each of Ms. Post, Mr. Constant, Mr. Muhtar, Ms. Stutz, and Mr. Kaplan has an employment agreement with the Company, the terms of which are discussed below under "Executive Employment Agreements."

Incentive-Based Compensation

        2016 Annual Performance-Based Cash Incentives.    For 2016, annual performance-based cash bonuses were contingent upon achievement of an annual Company EBITDA target to focus our efforts on continuing to improve performance and maximizing stockholder returns. In fiscal year 2016, we continued to realize significant movement toward these goals, reporting increased revenues and sustainable cost reductions. We view these achievements as progress toward establishing best in class operations, profitability, and brand value.

        Target bonus opportunities under our annual performance-based cash incentive program are equal to a pre-established percentage of the employee's base salary. Actual bonuses are determined by comparing the Company's fiscal year EBITDA to a target level of EBITDA for the year established by our compensation committee. Actual bonus amounts can range from 0% to 200% of the executive's target bonus opportunity based on achievement of EBITDA ranging from 90% to 120% of the target level of EBITDA for the year. For 2016, the EBITDA target was $162.7 million and we achieved 85.0% of the EBITDA target based on our 2016 EBITDA of approximately $138.3 million, and therefore generated no corresponding payout of bonus.

EBITDA Target and Preliminary Bonus %

EBITDA Target Achieved		Bonus Payout as a % of Target

Actual	85.0%	0%

Minimum	90%	33%

Target	100%	100%

Maximum	≥120%	200%

        The 2016 annual performance-based cash bonus incentive also included a feature, if EBITDA of at least 100% of the target level was achieved, that allows for an increase in the amount up to 130% of the preliminary bonus amount based on achievement of guest traffic outcomes favorable to our casual dining peers as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry. Because our EBITDA performance in 2016 was below 100%, this feature of the cash bonus incentive plan was not earned.

Guest Count Modifier and Final Bonus as % of Target

Guest Count Increment over Black Box		Guest Count Modifier Payout

Threshold	1.90%	105.0%

Maximum	≥2.80%	130%

        Based on our 2016 performance, our named executive officers did not earn an annual performance-based cash bonus. Bonus targets for the named executive officers are set forth below.

Only those named executive officers that were a new hire or served in an interim executive officer capacity during the year received a bonus in 2016 pursuant to their agreement or arrangement.

Named Executive Officer	2016 Annualized Salary	Bonus at Target (% of Actual Salary)	$ Bonus at Target		2016 Actual Bonus
Current Executives
D. Post	$700,000	120%	$655,394	(1)	$0
G. Constant(2)	$500,000	—	—		—
J.Muhtar	$375,000	70%	$262,500		$0
C.Stutz.	$400,000	70%	$280,000		$172,308	(3)
M. Kaplan	$345,000	70%	$241,500		$0
T. Harryman	$265,000	30%	$79,500		$27,300	(4)
Former Executives(5)
S. Carley	$800,000	120%	$960,000		$0

(1)
Ms. Post's salary was increased from $450,000 to $700,000 in connection with her appointment as CEO. Bonus at Target represents a pro-rated amount based on the number of days Ms. Post's salary was at $450,000 and $700,000.

(2)
Mr. Constant joined the Company in December 2016 and was not eligible to receive an annual performance-based cash bonus for fiscal 2016.

(3)
Ms. Stutz received a 2016 bonus in the amount of $172,308 for 2016 per her employment agreement.

(4)
Mr. Harryman received a 2016 bonus in the amount of $27,300 for 2016 for his service as interim CFO.

(5)
Former named executive officer, Mr. Brown, was not eligible to receive an annual performance based cash bonus because he resigned during the year.

        2016 Long-Term Incentive ("LTI") Program.    The 2016 LTI grants made to named and other executive officers followed the same program design implemented in 2011 and used in 2012, 2013, 2014, and 2015. For our executives, the program consists of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% long-term cash incentive component measured by company performance over three years. It is intended that this program will continue annually in overlapping cycles. The compensation committee will change the structure of the long-term incentive component to move to including more equity and less cash going forward. See "—2017 Compensation Program" below.

        2016 Incentive Grants.    In February 2016, the Company made the following annual grants to our named executive officers in the form of LTI cash awards, options, and restricted stock units under the

2007 Plan. As described above, an executive's total target incentive is comprised of 40% long-term performance-based cash, 40% stock options, and 20% restricted stock units.

Named Executive Officer	Total Long Term Incentive Target Value ($)	Long-Term Incentive Cash ($)	Non-Qualified Stock Options (#)	Time-Based Restricted Stock Units (#)
D. Post	687,225	274,945	12,170	2,153
G. Constant(1)	—	—	—	—
J. Muhtar	525,000	210,031	9,297	1,645
C. Stutz(2)	275,000	—	7,038	2,218
M. Kaplan	301,500	120,666	5,339	944
T. Harryman	72,000	28,843	1,275	225
Former Named Executive Officer
S. Carley	1,950,000	780,064	34,534	6,110
S. Brown	624,750	249,959	11,064	1,957

(1)
Mr. Constant joined the Company in December 2016 and did not receive any awards in 2016. He did receive awards in January 2017 that are discussed elsewhere in this proxy statement. See "—Employment Agreements, Separation Related Arrangements and Change in Control Agreements" in this proxy statement.

(2)
Ms. Stutz joined the Company in May 2016. Amounts represent a new hire award comprised of 50% stock options and 50% restricted stock units.

        The estimated fair value of each option granted is calculated using the Black-Scholes multiple option-pricing model. The fair value of the restricted stock units is based on the grant date market value of the common shares.

        Long-Term Cash Portion.    The long-term cash portion of the performance plan is focused on operational metrics with a three-year performance period. The awards cliff vest at the end of a three-year performance cycle. Performance is measured over the three years based on a range of minimum threshold, target, and maximum level. There are two independent metrics used that provide an appropriate balance between capital efficiency and operational results. The first metric is cumulative EBITDA, which allows progress toward the EBITDA goal to be measured over three years. The second metric is three-year average ROIC, which recognizes that capital-related returns may take time to manifest. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric.

        The same LTI cash award metrics and methodology were implemented for years 2011 through 2016. It is currently intended that each subsequent annual plan will have similar three-year performance periods and vesting.

        At the end of 2016, the Company completed a three-year performance cycle for the long-term cash incentive portion of the LTI plan. The performance period covered fiscal 2014 through fiscal 2016. The 2014 LTI cash awards represented 40% of the executive's total 2014 LTI award. Based on achievement of EBITDA and ROIC performance goals, our executive officers earned an LTI cash payout, as reflected in the summary compensation table and the tables below.

        For the 2014-2016 LTI cash incentive, our target (100%) level EBITDA objective was approximately $407.6 million. The range of EBITDA objectives to achieve a LTI cash payout based on EBITDA was 90% of target EBITDA for the minimum threshold level, and 120% of target EBITDA for the maximum level (which corresponds to a 50% to 200% target payout range). Our EBITDA achievement for 2014-2016 was $374.5 million, which was 91.9% of the target EBITDA level, and generated a corresponding payout multiple of 59.5%. For purposes of calculating our 2014-2016 LTI cash payout, EBITDA, as set forth in the Company's earnings releases furnished with the SEC on Form 8-K, is adjusted for unusual or non-recurring items including acquisitions, asset impairments, incremental gift card breakage revenue, executive transition, changes to the chief executive officer's equity incentive award retirement provisions, legal contingencies, Red Robin Burger Works closure costs, and reorganization costs related to U.S. and Canadian operations, and is calculated using cumulative EBITDA for the years 2014-2016. The compensation committee approved such adjustments.

EBITDA Target and Preliminary Payout %

EBITDA Target Achieved		Payout as a % of Target

Below Minimum	<90%	0%

Minimum	90%	50%

Actual	91.9%	59.5%

Target	100%	100%

Maximum	≥120%	200%

        Our target (100%) level ROIC objective for the 2014-2016 performance period was approximately 14.3%. The range of ROIC objectives to achieve a LTI cash payout based on ROIC was 89.5% of target ROIC for the minimum threshold level, and 108.4% of target ROIC for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target LTI cash incentive. Our ROIC achievement for 2014-2016 was 82.2%, which was below minimum of the target ROIC level, and therefore generated no corresponding payout.

ROIC Target and Preliminary Payout %

ROIC Target Achieved		Payout as a % of Target

Actual	82.2%	0%

Below Minimum	<89.6%	0%

Minimum	91.6%	20%

Target	100%	100%

Maximum	≥108.4%	180%

        The actual amounts of our LTI cash incentive paid to our named executive officers in February 2017 for fiscal 2014 through fiscal 2016 performance are as follows. Together, the overall performance of the EBITDA and ROIC metrics averaged a payout percentage of 29.75%, which was reflective of a payout on the EBITDA portion only and no payout on the ROIC performance.

		EBITDA-Based LTI Payout					Total LTI Cash Payout
Named Executive Officer	LTI Award at Target ($)	EBITDA Portion of LTI Award at Target (1/2 of total) ($)		Multiplied by Actual EBITDA Payout as a % of Target		EBITDA Based LTI Cash Award Payout ($)	EBITDA- Based LTI Payout + ROIC Based LTI Payout ($)
Current Executives
D.Post	172,800	86,400	x	59.5%	=	51,408	51,408
G. Constant(1)	—	—	x	—	=	—	—
J. Muhtar(2)	—	—	x	—	=	—	—
C.Stutz(3)	—	—	x	—	=	—	—
M.Kaplan	107,253	53,627	x	59.5%	=	31,908	31,908
T. Harryman	26,046	13,023	x	59.5%	=	7,749	7,749
Former Executives(4)
S. Carley	720,069	360,035	x	59.5%	=	214,221	214,221

(1)
Mr. Constant joined the Company in 2016.

(2)
Mr. Muhtar joined the Company in 2015.

(3)
Ms. Stutz joined the Company in 2016.

(4)
Former executive officer, Mr. Brown, was not eligible to receive a LTI cash payout for 2014-2016 because he resigned during the year.

        Stock Options.    The stock options that were granted in 2016 vest ratably over four years on each anniversary date of the grant, which is designed to align incentives with longer-term achievement of objectives.

        Restricted Stock Units.    The restricted stock units that were granted in 2016 vest ratably over four years on each anniversary date of the grant.

        Retirement Provisions Applicable to Mr. Carley.    In July 2014, the compensation committee approved certain amendments to Mr. Carley's existing and future restricted stock unit and stock option award agreements. The amendments provided for the non-forfeitability of such awards upon Mr. Carley's death, disability, or retirement. The changes to Mr. Carley's restricted stock units and stock options were designed to maintain incentives for Mr. Carley as he approached retirement and to provide market competitive protections to Mr. Carley in the event of his death or disability.

        Subsequently, Mr. Carley resigned from his position as the Company's chief executive officer and as a member of the board of directors effective August 8, 2016. In connection with Mr. Carley's resignation, Mr. Carley and the Company entered into an amendment to his employment agreement that, among other things, provided that he is deemed to have retired as of December 25, 2016 (the "Retirement Date") for purposes of the Company's compensation and benefit plans programs, and that his equity awards will be treated in accordance with the retirement provisions of the 2007 Performance Incentive Plan and any related award agreements between us and Mr. Carley. As a result of those July 2014 amendments, following Mr. Carley's retirement on the Retirement Date, his stock options continue to become exercisable in accordance with their existing, normal vesting schedules and will remain outstanding for the duration of their original terms. Affected restricted stock units will similarly be paid out in accordance with their original vesting schedules.

2017 Compensation Program

        Our 2017 compensation program has substantially the same key components and elements as our 2016 program, with a few exceptions. In 2017, our chief executive officer and chief financial officer compensation will shift to increase the portion of compensation paid in equity and based on performance, subject to stockholder approval of the new 2017 Plan. In connection with their employment agreements, in February these executives received equity grants in the form of performance share units (PSUs), instead of cash for that portion of the long-term incentive program, as follows:

  •
  Ms. Post, our chief executive officer received a PSU grant representing 22,340 shares of the Company's common stock (at target), which amount had a grant date fair value (at target) of $1,050,000.

  •
  Mr. Constant, our chief financial officer received a PSU grant representing 7,332 shares of the Company's common stock (at target), which amount was equal to $400,000 divided by the closing price of the Company's common stock on January 3, 2017.

        The PSU awards are subject to stockholder approval of the 2017 Plan and cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs earned and issued to be determined based on achievement of EBITDA and ROIC threshold, target or maximum performance objectives approved by the compensation committee. Assuming the new 2017 Plan is approved, the compensation committee contemplates using PSUs in place of LTI cash in the LTI program for all executive officers in the future.

Deductibility of Executive Compensation

        The compensation committee considers the tax impacts of material elements of our executive compensation program. These factors alone do not drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program, and whether the program is consistent with our compensation objectives.

        Section 162(m) of the Internal Revenue Code generally limits the deductibility for tax purposes of compensation over $1 million paid by a publicly traded company to its named executive officers (other than the chief financial officer), unless such compensation qualifies as "performance-based compensation." Our annual performance-based cash bonuses, non-qualified stock options, and LTI cash awards are intended to comply with Section 162(m) such that compensation paid pursuant to such awards may be deductible by us, provided additional requirements are satisfied. While we consider deductibility as one factor in determining executive compensation, in some cases we may decide that it is either not possible or desirable to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, we may pay compensation that is not deductible under Section 162(m) from time to time.

Executive Compensation Policies and Guidelines

Executive Employment Agreements

        Each of Ms. Post, Mr. Constant, Mr. Muhtar, Ms. Stutz, and Mr. Kaplan has an employment agreement with the Company, described below under "Executive Employment Agreements." The employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreements. The agreements provide for severance payments upon certain terminations of employment (both before and after a change of control of the Company). The compensation committee believes that the terms of these agreements are in line with market standards and are an important means to allow management to continue to focus on running the business of the

Company in the event of a pending or actual change of control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Executive Stock Ownership Guidelines

        Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. (See "Corporate Governance and Board Matters—Director Stock Ownership Guidelines" in this proxy statement for ownership guidelines for directors). The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to achieve and maintain during the term of the executive's employment a dollar value of Company's securities based on a multiple of base salary. In 2014, the ownership guideline values were increased to five times base salary for our CEO, and three times base salary for the other executive officers. Pursuant to the guidelines, the value of the executive's holdings is based on the cumulative cost basis of Company securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment or promotion date. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount. The compensation committee periodically reviews the guidelines and receives guidance and market data from its advisors.

        The following table sets forth the ownership guidelines and the holdings of the named executive officers as of March 9, 2017, valued at the acquisition dates pursuant to our executive stock ownership guidelines(1):

Named Executive Officer	Ownership Guideline	Current Dollar Value of Guideline	Cumulative Cost Basis
D. Post	5x salary	$3,500,000	$1,299,394	(2)
G. Constant	3x salary	$1,500,000	$436,460	(3)
J. Muhtar	3x salary	$1,125,000	$419,118	(4)
C. Stutz	3x salary	$1,200,000	$460,123	(5)
M. Kaplan	3x salary	$1,035,000	$215,082	(6)

(1)
Former executive officers, Messrs. Carley and Brown were not included in this table as they were not employed by the Company on March 9, 2017 and are no longer subject to the guidelines.

(2)
To be achieved by August 2021.

(3)
To be achieved by December 2021.

(4)
To be achieved by December 2020.

(5)
To be achieved by June 2021.

(6)
To be achieved by October 2018.

Compensation Clawback Policy

        In March 2012, the Company's board of directors adopted a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the

Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements.

        In July 2015, the SEC proposed new rules that would direct the national securities exchanges and associations to establish listing standards that would, among other things, require listed companies to develop and enforce recovery policies that, in the event of an accounting restatement, "claw back" from current and former executive officers (not just named executive officers) incentive-based compensation they would not have received based on the restatement, regardless of fault. If such rules are adopted, the Company would be required to review and revise its clawback policy to comply with the new rules.

Pledging and Hedging Transactions in Company Securities

        In 2014, the board adopted a formal policy prohibiting hedging and pledging of Company securities by executive officers and directors. The policy is set forth in the Company's Insider Trading Policy. All directors and executive officers have confirmed that they are currently in compliance with the policy.

Compensation Committee Report

        The compensation committee, has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Kalen F. Holmes, Chair
Cambria W. Dunaway
Richard J. Howell
Glenn B. Kaufman

2016 Executive Compensation Tables

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2016 (collectively, the named executive officers), for fiscal years 2014 through 2016:

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)		Option Awards ($)(7)		Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)(10)	Total ($)
Current Executives
Denny Marie Post	2016	539,544	—	217,565		435,281		51,408	15,916	1,259,714
President and Chief	2015	392,700	—	98,143		196,330		548,728	13,309	1,249,210
Executive Officer	2014	392,700	—	286,345		172,782		406,189	17,523	1,275,539
Guy J. Constant(1)	2016	15,385	200,000	—		—		—	516	215,901
Executive Vice President and
Chief Financial Officer
Jonathan A. Muhtar(2)	2016	375,000	200,000	354,934		460,298		—	133,894	1,524,126
Senior Vice President and	2015	14,423	—	—		—		262,500	415	277,338
Chief Marketing Officer
Carin L. Stutz(3)	2016	246,156	172,308	137,494		137,664		—	21,825	715,447
Executive Vice President and
Chief Operating Officer
Michael L. Kaplan	2016	343,850	—	60,246		120,592		31,908	14,183	570,779
Senior Vice President and	2015	335,000	—	53,562		107,192		288,615	13,455	797,824
Chief Legal Officer	2014	335,000	—	53,561		107,190		269,471	332,374	1,097,596
Terry Harryman	2016	295,063	27,300	114,333		28,801		7,749	12,145	485,391
Interim Chief Financial
Officer and Chief Accounting
Officer
Former Executives
Stephen E. Carley	2016	794,235	—	389,940		780,001		214,221	20,572	2,198,969
Chief Executive Officer	2015	750,000	—	389,960		779,996		1,879,344	20,490	3,819,790
	2014	750,000	—	383,357	(6)	794,753	(8)	1,319,344	20,219	3,267,673
Stuart B. Brown	2016	216,617	—	124,896		249,895		—	10,386	601,794
Executive Vice President	2015	357,000	—	99,940		199,912		557,303	15,806	1,229,961
and Chief Financial Officer	2014	357,000	—	82,069		164,215		398,053	15,730	1,017,066

(1)
Mr. Constant joined the Company in December 2016. The base salary reported for Mr. Constant in 2016 is prorated for the period of time he provided services to us in fiscal 2016. Mr. Constant's annual base salary in 2016 was $500,000.

(2)
Mr. Muhtar joined the Company in December 2015. The base salary reported for Mr. Muhtar in 2015 is prorated for the period of time he provided services to us in fiscal 2015. Mr. Muhtar's annual base salary in 2015 was $375,000.

(3)
Ms. Stutz joined the Company in May 2016. The base salary reported for Ms. Stutz in 2016 is prorated for the period of time she provided services to us in fiscal 2016. Ms. Stutz's annual base salary in 2016 was $400,000.

(4)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)
Amounts under Bonus represent one-time sign-on bonuses received by Messrs. Constant and Muhtar in connection with their joining the Company and 2016 bonus amounts paid to Ms. Stutz and Mr. Harryman pursuant to agreement or arrangement in connection with a new hire or for serving in an interim executive officer capacity.

(6)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2016, 2015, and 2014. See "Outstanding Equity Awards at 2016 Fiscal Year-End" below for a listing of restricted stock unit awards outstanding for each named executive officer as of December 25, 2016.

(7)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2016, 2015, and 2014. See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014, for descriptions of the methodologies and assumptions we used to value option awards.

(8)
Includes additional GAAP compensation expense as a result of the amendments made to Mr. Carley's equity award agreements. For a description of the special retirement provisions applicable to Mr. Carley's restricted stock unit awards, please see "Compensation Discussion and Analysis—Summary of 2016 Compensation Activity—Incentive-Based Compensation—2016 Long-Term Incentive ("LTI") Program—Retirement Provisions Applicable to Mr. Carley."

(9)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column is reported for the year in which such amount is earned, even though it is paid in the immediately following year. Amounts in the 2016 "Non-Equity Incentive Plan Compensation" column above consist of the following payments to the named executive officers. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of bonus award or LTI cash award payouts into the Deferred Compensation Plan.

Named Executive Officer	2016 Annual Performance- Based Cash Incentive Payout ($)	2014 LTI Cash Award Payout ($)	Total ($)
Denny Marie Post	—	51,408	51,408
Guy J. Constant(1)	—	—	—
Jonathan A. Muhtar(2)	—	—	—
Carin L. Stutz(3)	—	—	—
Michael L. Kaplan	—	31,908	31,908
Terry Harryman	—	7,749	7,749

(1)
Mr. Constant joined the Company in 2016.

(2)
Mr. Muhtar joined the Company in 2015.

(10)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Phone Allowance (b)	Meal Discounts ($)(c)	Life Insurance/ LT Disability Premium Payments ($)(d)	Company Match under Non-Qualified Deferred Compensation Plan	Moving Expenses & Other Payments ($)		Total ($)
Current Executives
Denny Marie Post	2016	12,046	1,620	1,348	902	—	—		15,916
Guy J. Constant	2016	392	62	62	—	—	—		516
Jonathan A. Muhtar	2016	10,200	1,620	834	800		120,440	(e)	133,894
Carin L. Stutz	2016	6,277	997	305	519	3,000	10,727	(e)	21,825
Michael L. Kaplan	2016	10,200	1,620	1,544	819	—	—		14,183
Terry Harryman	2016	9,000	1,620	840	685	—	—		12,145
Former Executives
Stephen E. Carley	2016	15,000	1,620	0	952	3,000	—		20,572
Stuart B. Brown	2016	5,885	935	147	419	3,000	—		10,386

(a)
All executives and certain other employees receive monthly car allowances.

(b)
All executives and certain other employees receive monthly phone allowances.

(c)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(d)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(e)
Represents moving expenses reimbursable by the Company pursuant to the executive's employment agreement or offer letter. The amount includes $32,675 of tax reimbursements related to moving expenses.

Grants of Plan-Based Awards

        The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during fiscal 2016:

						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Grant Date Fair Value of Option and Stock Awards ($)(3)
										Exercise or Base Price of Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Current Executives
Denny Marie Post	2/17/2016	(1)	216,280	655,394	1,572,946	—		12,170	(4)	63.82	274,881
	2/17/2016	(2)	68,736	274,945	522,396	2,153	(5)	—		—	137,404
	10/03/2016							10,453	(6)	45.52	160,401
	10/03/2016					1,761	(6)				80,161
Guy J. Constant(10)	—		—	—	—	—		—		—	—
Jonathan A. Muhtar	1/4/2016							12,765	(7)	59.94	250,309
	1/4/2016					4,170	(7)				249,950
	2/17/2016	(1)	86,625	262,500	630,000	—		9,297	(4)	63.82	209,989
	2/17/2016	(2)	52,508	210,031	399,059	1,645	(5)	—		—	104,984
Carin L. Stutz	5/16/2016	(1)	92,400	280,000	672,000	—		7,038	(8)	61.99	137,664
	5/16/2016					2,218	(8)	—		—	133,494
Michael L. Kaplan	2/17/2016	(1)	79,695	241,500	579,600	—		5,339	(4)	63.82	120,592
	2/17/2016	(2)	30,166	120,666	229,265	944	(5)	—		—	60,246
Terry Harryman	2/17/2016	(1)	26,235	79,500	190,800			1,275	(4)	63.82	28,801
	2/17/2016	(2)	7,210	28,842	54,800	225	(5)			—	14,359
	7/1/2016					2,066	(9)				99,974
Former Executives
Stephen E. Carley	2/17/2016	(1)	316,800	960,000	2,304,000	—		34,534	(4)	63.82	780,001
	2/17/2016	(2)	195,016	780,065	1,482,123	6,110	(5)	—		—	389,940
Stuart B. Brown	2/17/2016	(1)	105,600	320,000	768,000	—		11,064	(4)	63.82	249,895
	2/17/2016	(2)	62,490	249,959	474,923	1,957	(5)	—		—	124,895

(1)
Amounts reflect potential annual bonus payouts to the named executive officers which depend on satisfaction of Company EBITDA targets in fiscal 2016. See "Compensation Discussion and Analysis—Incentive-Based Compensation—Annual Performance-Based Incentive (Cash Bonus)" for further information.

(2)
Amounts reflect potential payouts under a long-term cash performance awards granted to the named executive officers under the 2007 Plan. The awards will cliff vest at the end of the 2016-2018 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum level. There will be two independent metrics used: (A) three-year average ROIC and (B) three-year cumulative EBITDA. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term cash performance awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2016 Compensation Activity—Incentive-Based Compensation—2016 Long-Term Incentive ("LTI") Program."

(3)
See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 25, 2016 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the guidance for accounting for stock compensation.

(4)
Options were granted pursuant to the 2007 Plan. The options are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company. Options are exercisable for ten years from the date of issuance, as defined in the 2007 Plan, subject to certain other conditions.

(5)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(6)
Ms. Post received a special equity award in October 2016 for her promotion to chief executive officer. The award is comprised of stock options and time-based restricted stock units granted pursuant to the 2007 Plan. Both the stock options and restricted stock units are scheduled to vest 25% on each of the first, second, third and fourth anniversaries of the date of grant subject to continuing employment of service with the Company.

(7)
Mr. Muhtar received a new hire award in January 2016 that is comprised of stock options and time-based restricted stock units granted pursuant to the 2007 Plan. Both the stock options and restricted stock units are scheduled to vest 33 1/3% on each of the first, second, and third anniversaries of the date of grant subject to continuing employment of service with the Company.

(8)
Ms. Stutz received a new hire award in May 2016 that is comprised of stock options and time-based restricted stock units granted pursuant to the 2007 Plan. Both the stock options and restricted stock units are scheduled to vest 33 1/3% on each of the first, second, and third anniversaries of the date of grant subject to continuing employment of service with the Company.

(9)
Mr. Harryman received a special equity award in July 2016 for assuming the role of interim CFO. The award is comprised of time-based restricted stock units granted pursuant to the 2007 Plan and are scheduled to cliff vest on the third anniversary of the grant date.

(10)
Mr. Constant joined the Company in December 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)			Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested ($)(21)
				Option Expiration Date
Name	Exercisable	Unexercisable
Current Executives
Denny Marie Post	8,551	—	32.29	8/2/21	(2)	374	(11)	21,112
	7,620	—	35.46	2/21/22	(3)	600	(13)	33,870
	6,361	2,121	42.07	2/26/23	(4)	1,837	(14)	103,698
	2,530	2,530	71.99	2/19/24	(5)	901	(15)	50,861
	1,617	4,852	81.65	2/18/25	(6)	2,153	(17)	121,536
	—	12,170	63.82	2/17/26	(8)	1,761	(20)	99,408
	—	10,453	45.52	10/3/26	(10)
Guy J. Constant(1)	—	—	—	—		—		—
Jonathan A. Muhtar	—	12,765	59.94	1/4/26	(7)	4,170	(16)	235,396
	—	9,297	63.82	2/17/26	(8)	1,645	(17)	92,860
Carin Stutz	—	7,038	61.99	5/16/26	(9)	2,218	(18)	125,206
Michael L. Kaplan	1,569	1,570	71.99	2/19/24	(5)	67	(12)	3,782
	883	2,649	81.65	2/18/25	(6)	372	(13)	20,999
	—	5,339	63.82	2/17/26	(8)	492	(15)	27,773
						944	(17)	53,289
Terry Harryman	1,211	404	42.07	2/26/23	(4)	71	(11)	4,008
	528	529	71.99	2/19/24	(5)	90	(13)	5,080
	252	759	81.65	2/18/25	(6)	128	(15)	7,226
	—	1,275	63.82	2/17/26	(8)	225	(17)	12,701
						2,066	(19)	116,626
Former Executives
Stephen E. Carley	22,080	—	34.71	6/25/17	(22)	1,782	(11)(24)	100,594
	24,064	—	35.46	2/21/22	(3)(23)	2,500	(13)(24)	141,125
	30,294	10,098	42.07	2/26/23	(4)(23)	3,582	(15)(24)	202,203
	10,542	10,543	71.99	2/19/24	(5)(23)	6,110	(17)(24)	344,909
	6,425	19,276	81.65	2/18/25	(6)(23)
	—	34,534	63.82	2/17/26	(8)(23)
Stuart B. Brown	2,404		71.99	1/15/17	(25)

(1)
Mr. Constant joined the Company in December 2016. Awards were granted in January 2017.

(2)
Award of options granted on August 2, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on August 2, 2015.

(3)
Award of options granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(4)
Award of options granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(5)
Award of options granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(6)
Award of options granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(7)
Award of options granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(8)
Award of options granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(9)
Award of options granted on May 16, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on May 16, 2019.

(10)
Award of options granted on October 3, 2016 that vest 25% on each anniversary date of issuance and in full on October 3, 2020.

(11)
Award of restricted stock units granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(12)
Award of restricted stock units granted on October 1, 2013 that vest 25% on each anniversary date of issuance and in full on October 1, 2017.

(13)
Award of restricted stock units granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(14)
Award of restricted stock units granted on October 1, 2014 that vest 25% on each anniversary date of issuance and in full on October 1, 2018.

(15)
Award of restricted stock units granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(16)
Award of restricted stock units granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(17)
Award of restricted stock units granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(18)
Award of restricted stock units granted on May 16, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on May 16, 2019.

(19)
Award of restricted stock units granted on July 1, 2016 that vest in full on July 1, 2019.

(20)
Award of restricted stock units granted on October 3, 2016 that vest 25% on each anniversary date of issuance and in full on October 3, 2020.

(21)
Based on the closing price of our common stock on December 23, 2016 of $56.45 per share.

(22)
Award of options granted on June 24, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 24, 2015. Pursuant to the grant agreement, this option will expire six months after separation.

(23)
Pursuant to the retirement provisions of Mr. Carley's grant agreements, these options will continue to vest and remain outstanding until the option expiration date.

(24)
Pursuant to the retirement provisions of Mr. Carley's award agreements, these awards will continue to vest and be payable in accordance with their stated vesting schedules.

(25)
Award of options granted on February 19, 2014 and that vested 25% on each anniversary date of issuance. Mr. Brown terminated employment with the company on July 15, 2016; pursuant to the grant agreement, this option expired on January 15, 2017, six months after separation of service.

Options Exercises and Stock Vested

        The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Current Executives
Denny Marie Post	—	—	2,295	128,817
Guy J. Constant	—	—	—	—
Jonathan A. Muhtar	—	—	—	—
Carin L. Stutz	—	—	—	—
Michael L. Kaplan	—	—	418	25,041
Terry Harryman	—	—	502	25,575
Former Executives
Stephen E. Carley	54,787	1,854,906	5,495	347,636
Stuart B. Brown	23,387	405,410	1,559	98,644

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Represents restricted stock units vesting in fiscal 2016. Values are based on the closing price of our common stock on the date of vesting.

Non-qualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Deferred Compensation Plan as of December 25, 2016.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Current Executives
Denny Marie Post	—	—	17,980	—	255,488
Guy J. Constant	—	—	—	—	—
Jonathan A. Muhtar	—	—	—	—	—
Carin L. Stutz	8,616	3,000	146	—	11,762
Michael L. Kaplan	—	—	1,401	—	18,326
Terry Harryman	—	—	3,047	—	31,439
Former Executives
Stephen E. Carley	—	—	(15,529)	—	3,406,542
Stuart B. Brown	6,362	3,000	28,179	—	248,479

(1)
All Executive Contributions in Last Fiscal Year and Registrant Contribution in Last Fiscal Year were reported as compensation to the relevant named executive officers in our Summary Compensation Table. No portion of the Aggregate Earnings (Loss) in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(2)
The Company provided a 50% match of the participants' contributions up to 4% of their compensation (or, a maximum of 2% of their compensation, which is the same matching formula used in our 401(k) plan).

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

        Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan.    Company employees who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these employees to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits executives and other eligible employees to defer portions of their compensation. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation and commissions each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2016 plan year, the compensation committee authorized matching contributions equal to 50% of the first 4% of compensation that is deferred by the participant. The Company match for named executive officers and other members of the executive team was capped at $3,000 for the 2016 plan year.

        The Company contributes all amounts deferred under the plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments. All rabbi trust assets remain available to satisfy the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's total account balance at the time of the in-service distribution is at least $25,000, the participant can elect to receive payment in up to 15 annual installments. Otherwise, payment of a participant's account is made a minimum of six months from participant's termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $25,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Employment Agreements, Separation Related Arrangements, and Change in Control Agreements

Executive Employment Agreements

        Denny Marie Post Amended and Restated Employment Agreement.    Our employment agreement with Ms. Post, our chief executive officer, dated August 8, 2016, has an indefinite term. The agreement provides that she is entitled to receive certain benefits upon termination of her employment. If the Company terminates Ms. Post's employment upon the occurrence of a change in control event, she will receive, among other things, (a) payment of an amount equal to two times her annual base salary; (b) her pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had she continued to be employed by the Company; (c) payment of an amount equal to two times the highest annual bonus amount earned by Ms. Post for performance in the last three calendar years prior to the change in control event for which bonuses have been paid or are payable; and (d) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        If Ms. Post's employment is terminated either by the Company without cause, or by Ms. Post for good reason, as those terms are defined in the agreement, Ms. Post will receive, among other things, (a) continued payment of her annual base salary for a period of two years following the effective date of termination; (b) her pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had she continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        Generally, under Ms. Post's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Ms. Post is not entitled to any such payment unless her employment with the Company is terminated by the Company without cause or by Ms. Post for good reason within the two-year period following such change in control event.

        Good reason is defined in Ms. Post's agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief executive officer; provided that the Company has 30 days to cure any such condition following Ms. Post's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

        Guy J. Constant Employment Agreement.    Our employment agreement with Mr. Constant, our chief financial officer, dated December 13, 2016, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment, whether or not a change in control has occurred. If the Company terminates Mr. Constant's employment without cause, or Mr. Constant terminates his employment for good reason, Mr. Constant will receive, among other things, payment of an amount equal to one time his annual base salary.

        Good reason is defined in Mr. Constant's employment agreement as a material reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief financial officer; provided that the Company has 30 days to cure any such condition following Mr. Constant's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

        In connection with entering his employment agreement, Mr. Constant received a sign-on equity award consisting of (i) a stock option for 20,695 shares (representing an aggregate grant date fair value of $400,000) and (ii) 3,666 restricted stock units ("RSUs") with a grant date fair value of $200,000. He also received a performance stock unit of 7,332 shares (at target) as described under "—2017 Compensation Program."

        Jonathan A. Muhtar Employment Agreement.    Our employment agreement with Mr. Muhtar, our chief marketing officer, dated November 26, 2015, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Muhtar's employment without cause, or Mr. Muhtar terminates his employment for good reason, in both cases either before or following the occurrence of a change in control event, Mr. Muhtar will receive, among other things, payment of an amount equal to one time his annual base salary.

        Generally, under Mr. Muhtar's employment agreement and subject to limited exceptions set forth in the employment agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Muhtar is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Muhtar for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Muhtar's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief marketing officer; provided that the Company has 30 days to cure any such condition following Mr. Muhtar's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

        Carin L. Stutz Employment Agreement.    Our employment agreement with Ms. Stutz, our chief operating officer, dated April 27, 2016, has an indefinite term. The employment agreement provides that she is entitled to receive certain benefits upon termination of her employment, whether or not a change in control has occurred. If the Company terminates Ms. Stutz's employment without cause, or Ms. Stutz terminates her employment for good reason, Ms. Stutz will receive, among other things, payment of an amount equal to one time her annual base salary.

        Good reason is defined in Ms. Stutz's employment agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief operating officer; provided that the Company has 30 days to cure any such condition following Ms. Stutz's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

        Michael L. Kaplan Employment Agreement.    Our employment agreement with Mr. Kaplan, our chief legal officer, dated September 30, 2013, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Kaplan's employment without cause, or Mr. Kaplan terminates his employment for good reason, in both cases either before or following the occurrence of a change in control event, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to one time his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan's annual bonus for the fiscal year in which the effective date of termination occurs.

        Generally, under Mr. Kaplan's employment agreement and subject to limited exceptions set forth in the employment agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Kaplan is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Kaplan for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Kaplan's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

Separation Related Arrangements

        Stephen E. Carley Separation Arrangements.    Mr. Carley resigned from his position as chief executive officer of the Company effective as of August 8, 2016. In connection with Mr. Carley's resignation, Red Robin Gourmet Burgers, Inc., and Mr. Carley entered into an amended employment agreement, dated August 8, 2016, under which Mr. Carley agreed to serve as Senior Advisor to the Company effective as of August 8, 2016 through December 25, 2016. Pursuant to the terms of the amended employment agreement, Mr. Carley is deemed to have retired on December 25, 2016 for purposes of the Company's compensation and benefit plans programs, and agreements, including but not limited to the treatment of Mr. Carley's outstanding equity awards under the 2007 Plan and any related award agreements. The amended employment agreement also contains a general release by Mr. Carley of claims against the Company, and other customary terms.

Change in Control Agreements

        The Company has change in control agreements with certain of its current executive officers other than those who have separate employment agreements. The Company's change in control agreements provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits:

  •
  payment of an amount equal to one times his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental, and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        None of our change in control provisions provide for an excise tax gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such an excise tax gross up provision. The definition of change in control is substantially similar to the definition contained in the 2007 Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Incentive Plans

        Set forth below is a description of the change in control provisions contained within our Second Amended and Restated 2007 Performance Incentive Plan under which there are unvested awards currently outstanding, and our Cash Incentive Plan. All outstanding awards under our 2004 Plan are vested.

        Second Amended and Restated 2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Cash Incentive Plan.    At the beginning of each performance period under the Cash Incentive Plan, the compensation committee shall establish when bonus awards for such performance period shall be paid. The compensation committee may at such time also provide for the effect of any participant's death, disability, termination without cause, or a change in control event of the Company on the payment of awards for the performance period. The definition of a change in control event under the Cash Incentive Plan is substantially the same as that contained in the 2007 Plan. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the Cash Incentive Plan.

        There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

        The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 25, 2016:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)		Termination with Cause($)	Death($)		Disability($)		Change in Control($)(2)
Current Executives
Denny Marie Post	Salary	1,400,000	(3)						1,400,000	(3)
	Bonus								773,316	(9)
	Health Benefits								16,358	(10)
	Acceleration of LTI Cash Award				222,583	(11)	222,583	(11)	471,351	(14)
	Acceleration of Restricted Stock Units								430,488	(12)
	Acceleration of Options								602,758	(13)
Guy J. Constant	Salary	500,000	(4)						500,000	(4)
	Bonus
	Health Benefits
	Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units
	Acceleration of Options
Jonathan A. Muhtar	Salary	375,000	(5)						375,000	(5)
	Bonus
	Health Benefits
	Acceleration of LTI Cash Award				70,003	(11)	70,003	(11)	210,031	(14)
	Acceleration of Restricted Stock Units								328,257	(12)
	Acceleration of Options
Carin Stutz	Salary	400,000	(6)						400,000	(6)
	Bonus								172,308	(8)
	Health Benefits
	Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units								125,206	(12)
	Acceleration of Options
Michael L. Kaplan	Salary	345,000	(7)						345,000	(7)
	Bonus
	Health Benefits
	Acceleration of LTI Cash Award				111,719	(11)	111,719	(11)	227,912	(14)
	Acceleration of Restricted Stock Units								105,844	(12)
	Acceleration of Options
Terry Harryman	Salary
	Bonus								27,300	(8)
	Health Benefits
	Acceleration of LTI Cash Award				28,323	(11)	28,323	(11)	56,906	(14)
	Acceleration of Restricted Stock Units								145,641	(12)
	Acceleration of Options								23,224	(13)
Former Executives
Stephen E. Carley	Salary
	Bonus
	Health Benefits
	Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units								788,832	(12)
	Acceleration of Options								1,565,960	(13)

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 25, 2016, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions or termination provisions that apply before or after a change in control in Ms. Post's employment agreement, Mr. Constant's employment agreement, Mr. Muhtar's employment agreement, Ms. Stutz's employment agreement, Mr. Kaplan's employment agreement, and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control. In the case of Mr. Constant and Ms. Stutz, as noted in footnotes (4) and (6) below, the termination provisions are the same regardless of whether they occur before or after a change in control.

(3)
Represents the total amount of continued payments for a period of twenty-four months following the effective date of termination based on Ms. Post's 2016 base salary.

(4)
Represents an amount equal to one times Mr. Constant's 2016 base salary payable in a lump sum within 60 days following termination of employment. Payment is triggered by termination by the Company without cause or Mr. Constant for good reason, regardless of whether or not a change in control has occurred.

(5)
Represents an amount equal to one times Mr. Muhtar's 2016 base salary payable in a lump sum within 60 days following termination of employment.

(6)
Represents an amount equal to one times Ms. Stutz's 2016 base salary payable in a lump sum within 60 days following termination of employment. Payment is triggered by termination by the Company without cause or Ms. Stutz for good reason, regardless of whether or not a change in control has occurred.

(7)
Represents an amount equal to one times Mr. Kaplan's 2016 base salary payable in a lump sum within 30 days following termination of employment.

(8)
Represents 2016 bonus amounts to be paid pursuant to agreement or arrangement in connection with a new hire or for serving in an interim executive officer capacity.

(9)
Represents the amount Ms. Post would be entitled to receive that is equal to two times her highest bonus amount earned in the last three completed calendar years payable in equal installments for the twenty-four (24) month period following the effective date of termination.

(10)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of eighteen months following the effective date of termination.

(11)
The values included in the table above are based on the pro-rata amount of LTI cash that would have vested on December 25, 2016. For purposes of this calculation, it is assumed that a pro-rata portion of the LTI cash target amount would vest upon death or total disability as of December 25, 2016. The actual award amount calculated at December 25, 2016, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of death or total disability and would be payable within 65 days after the effective date of termination.

(12)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 25, 2016, multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 23, 2016, the business day immediately preceding such date ($56.45).

(13)
The change in control agreements and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 25, 2016 and the exercise price of the options held by the named executive officer on an aggregate basis.

(14)
For purposes of this calculation, it is assumed that the LTI cash award amount is paid at 100% of the target value upon a change in control as of December 25, 2016. The actual award amount calculated at December 25, 2016, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of the change in control and would be payable within 65 days after the effective date of termination.

 PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act, the Company is again asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2016, our advisory vote proposal was supported by approximately 98.2% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals which are expected to result in increased stockholder value. We believe that our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders.

        Highlights of our current compensation program include the following.

  •
  The direct retention by the compensation committee of its independent compensation consultant, Aon Hewitt.

  •
  Emphasis on a long-term pay for performance, which in 2016 included a cash component in our LTI program that is measured over three-year performance periods on ROIC and EBITDA metrics.

  •
  Financial measures used for the annual performance-based bonus and long-term incentive grants are linked to the Company's strategic business plans reviewed and approved by our board of directors.

  •
  Beginning in 2017 for our CEO and CFO, and beginning in 2018 for other executive officers, the LTI cash component will shift to performance-based equity in the form of PSUs, assuming our new 2017 Plan is approved by stockholders.

  •
  Minimum financial goals must be met in order for payouts to be made under both the annual performance-based bonus and long-term cash incentive grants.

  •
  Payouts under our annual and long-term incentive compensation plans are capped.

  •
  None of our change in control provisions provide for excise tax gross-ups and the board has committed not to enter into any such agreements; we have double-trigger equity vesting upon a change in control.

  •
  Repricing of stock options is expressly prohibited by our equity compensation plan without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives, which promote alignment with stockholders.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Adoption of a clawback policy that provides for the recoupment of incentive compensation from executive officers under certain circumstances.

  •
  Relatively modest executive perquisites, and no excessive executive only-perquisites.

        Please read the "Compensation Discussion and Analysis" section contained in this proxy statement, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs.

Advisory Vote

        We request stockholder approval of the 2016 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

  "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2017 annual meeting of stockholders pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

Vote Required

        Proposal No. 2 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Advisory Vote

        Our board of directors believes that say-on-pay votes should be conducted every year so that our stockholders may provide us with their direct input on our compensation philosophy, policies, and practices, as disclosed in our proxy statement each year. Our board's determination was based upon the premise that named executive officer compensation is evaluated, adjusted, and approved on an annual basis by our compensation committee and that the metrics that are used in determining performance-based award achievements are annual metrics. Our compensation committee, which administers our executive compensation programs, values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

        You may cast your vote on your preferred voting frequency by choosing one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

  "RESOLVED, that the option of once every one year, two years, or three years that receives the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting will be determined to be the preferred frequency of the stockholders with which Red Robin Gourmet Burgers, Inc. is to hold a stockholder vote to approve, on an advisory basis, the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure)."

        The option of one year, two years, or three years that receives the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Vote Required

        Proposal No. 3 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors unanimously recommends an annual advisory vote on the compensation of our executive officers.

PROPOSAL 4
APPROVAL OF 2017 PERFORMANCE INCENTIVE PLAN

Introduction

        Our board of directors recommends and proposes the 2017 Performance Incentive Plan (the "2017 Plan"), which was approved by our compensation committee on February 16, 2017. We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2017 Plan are an important attraction, retention, and motivation tool for participants in the plan.

        The compensation committee approved the 2017 Plan because it believes the Company needs to continue to adequately provide for future incentives. Approval of the 2017 Plan is central to the compensation committee's plan to shift executive officer compensation to include more equity and less cash components and be more performance based in a manner that is compliant with Internal Revenue Code section 162(m). In 2017, our chief executive officer and chief financial officer compensation will shift to increase the portion of compensation paid in equity and based on performance, subject to stockholder approval of the new 2017 Plan. In February 2017, these executives received the following equity grants in the form of performance share units (PSUs), instead of cash for that portion of the long-term incentive program, under the 2017 (subject to stockholder approval of the plan as proposed herein):

  •
  Ms. Post, our chief executive officer received a PSU grant representing 22,340 shares of the Company's common stock (at target).

  •
  Mr. Constant, our chief financial officer received a PSU grant representing 7,332 shares of the Company's common stock (at target).

        Assuming the new 2017 Plan is approved, the compensation committee contemplates this change for all executive officers beginning in 2018. See "Compensation Discussion and Analysis—2017 Compensation Program" in this proxy statement.

        In approving the 2017 Plan, the compensation committee also ensured that it was consistent with best practices, including the following plan features which are described in greater detail below:

  •
  Adoption of best practice minimum vesting requirements.

  •
  Adoption of best practice change in control provisions.

  •
  Express prohibition of "liberal share recycling".

  •
  Specification that dividends are payable only when underlying shares vest.

        We currently maintain the Second Amended and Restated 2007 Performance Plan (the "2007 Plan") and the Employee Stock Purchase Plan (the "ESPP"). As of March 9, 2017, a total of 647,432 shares of our common stock were then subject to outstanding awards granted under the 2007 Plan, and an additional 354,732 shares of our common stock were then available for future issuance under the 2007 Plan. As of March 9, 2017, the weighted average term for all outstanding awards under the 2007 Plan was 7.54 years, and a total of 21,504 shares of our common stock were then available for future issuance under the ESPP. We are also seeking an increase in shares that would be available under the ESPP to 100,000. See "Proposal 5—Approval of the Amended and Restated of the Employee Stock Purchase Plan" in this proxy statement for more information about this proposal. The 2007 Plan and the ESPP are referred to collectively in this proposal as the "Existing Plans."

        The 2017 Plan provides for grant of awards of up to 619,732 shares of our common stock. The 619,732 shares is comprised of the number of shares that will be available for grant that remain from the 2007 Plan and an additional number of new shares to equal a total of 265,000. The exact number of new shares and shares available under the 2007 Plan will vary because additional awards may be made under the 2007 Plan prior to the annual meeting on May 18, 2017. However, the total number available under the proposed 2017 Plan will not exceed 619,732 shares.

        If stockholders approve the 2017 Plan, no new awards will be granted under the 2007 Plan after the annual meeting.

        Based on our equity award plans in effect and outstanding awards at March 9, 2017, if stockholders approve the 2017 Plan, the total number of shares subject to outstanding awards and available for future awards under the 2017 Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards(1)	677,104
Shares to be available for future equity awards, including under the proposed 2017 Plan	590,060
Total shares	1,267,164
Percentage of outstanding shares(2)	9.85%

(1)
Includes the PSU awards to our chief executive officer and chief financial officer as described above, as well as options to be issued under the 2017 and other continuing equity compensation plans to all participants, having a weighted average exercise price of $52.97.

(2)
Outstanding shares (the denominator in this calculation) includes all common stock outstanding at March 9, 2017 and does not include issuance of unissued shares reserved for outstanding or future awards under the existing plans and the proposed 2017 Plan.

        If stockholders do not approve the 2017 Plan, we will continue to have the authority to grant awards under the 2007 Plan. If stockholders approve the 2017 Plan, the termination of our grant authority under the 2007 Plan will not affect awards then outstanding under that plan.

        Prior to 2016, cash incentive awards were granted and paid pursuant to the 2007 Plan. Beginning in 2016, we began awarding and paying cash incentive awards pursuant to the Cash Incentive Plan. See "2016 Executive Summary—Employment Agreements, Separation Related Arrangements, and Change in Control Agreements—Incentive Plans—Cash Incentive Plan" above for a description of our Cash Incentive Plan. Future cash incentive awards are anticipated to be granted under the new 2017 Plan, if approved by our stockholders.

Summary Description of the 2017 Plan

        The principal terms of the 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan, which appears as Appendix A to this proxy statement.

        Purpose.    The purpose of the 2017 Plan is to promote the success of the Company and to increase stockholder value by (a)  incentivizing the officers, employees, directors, consultants, and other service providers of the Company and our affiliates to foster and build upon the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encouraging stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of stock, or to receive compensation which is based upon appreciation in the value of stock; and (c) providing a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

        Administration.    Our compensation committee will administer the 2017 Plan. The compensation committee has full authority in its discretion to determine the officers, employees, directors,

consultants, and other service providers of the Company or our affiliates to whom awards will be granted and the terms and provisions of awards, subject to the provisions of the 2017 Plan. Subject to the provisions in the 2017 Plan, the compensation committee has full and conclusive authority to (a) interpret the 2017 Plan; (b) prescribe, amend, and rescind rules and regulations relating to the 2017 Plan; (c) determine the terms and provisions of the respective award agreements; and (d) make all other determinations necessary or advisable for the proper administration of the 2017 Plan.

        Our board of directors may by resolution authorize one or more officers of the Company and/or the chair of the compensation committee to designate individuals to receive awards under the 2017 Plan, and to determine the type of awards and the terms and conditions and number of shares of common stock or the amount of cash subject to such awards; provided however, that any such delegation will be subject to such parameters and restrictions consistent with the 2017 Plan.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split, or similar event, or any repricing that may be approved by our stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2017 Plan (by cancellation, surrender, or exchange) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility and Limits.    Persons eligible to receive awards under the 2017 Plan, subject to limited exceptions set forth in the 2017 Plan, include officers, employees, directors, consultants, and other service providers of the Company or any affiliate of the Company. Currently, approximately 667 officers and employees of the Company and our affiliates (including all of our named executive officers), and each of our non-employee directors, except for Mr. Hill, who will retire and conclude his board service on the date of our annual meeting, are considered eligible under the 2017 Plan.

        The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2017 Plan is 619,732, which is comprised of that number of shares available for additional award grant purposes under the 2007 Plan as of the date of the annual meeting and an additional number of new shares that together with shares available under the 2007 Plan total 619,732 shares. As of March 9, 2017, 354,732 shares were available for awards under the 2007 Plan, and 647,432 shares were subject to awards then outstanding under the Existing Plans. As noted above, no new awards will be granted under the 2007 Plan after the annual meeting if stockholders approve the 2017 Plan.

        The following other limits are also contained in the 2017 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2017 Plan is 700,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any individual other than a non-employee director is 170,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any non-employee director is the value of $250,000 in shares.

  •
  The maximum number of shares that are granted with the intent that they qualify as qualified performance-based compensation to any employee may not exceed 150,000 shares.

  •
  The maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to performance-based compensation payable in cash may not exceed $3,000,000.

        Types of Awards.    The 2017 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in our common stock or unit of our common stock, as well as cash performance awards pursuant to Section 3.5 of the 2017 Plan.

        A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the "Exercise Price"). The per share Exercise Price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of the grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards under the 2017 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a specified or determinable number of shares of our common stock at the time of payment or exercise over a specified or determinable price, which may not be less than the fair market value of such shares of stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The other types of awards that may be granted under the 2017 Plan include, without limitation, grants of our common stock, grants of rights to receive our common stock in the future, dividend equivalent rights, and cash performance awards granted consistent with "Performance-Based Awards" as described below.

        Performance-Based Awards.    The compensation committee may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2017 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash performance awards.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, business unit, division, or affiliate (or business unit or division of an affiliate) basis. The compensation committee will establish the criterion or criteria and target(s) on which performance will be measured. The compensation committee must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the compensation committee may use for this purpose will include one or more of the following: earnings per share; book value per share; operating cash flow; free cash flow; cash flow from return on investments; cash available; net income (before or after taxes); revenue or revenue growth; total stockholder return; return on invested capital; return on stockholder equity; return on assets; return on common book equity; return on gross investment; market share; economic value added; operating margin; profit margin; stock price; enterprise value; operating income; EBIT or EBITDA; expenses or operating expenses; productivity of employees as measured by revenues, costs, or earnings per employee; working capital; improvements in capital structure; guest retention, traffic and/or satisfaction; employee retention and/or engagement; completion of operating milestones; cost reduction goals; Company, franchise, or system same restaurant sales; Company, franchise, or system restaurant growth in number of new restaurants; average restaurant volume growth; or any combination of the foregoing. The performance measurement period with respect to an award will be established by the compensation committee at the time the award is granted. The compensation committee may appropriately adjust any evaluation of performance under a performance goal to remove the effect of any one or more of the following: equity compensation expense under accounting standard ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the award under Section 162(m), if applicable.

        With respect to any full-value award, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any performance measures), with the exception of such awards to non-employee directors, the minimum period of service required for such award to vest is three years following the grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. With respect to any full-value award that is a Performance-Based Award and issued to an individual under the 2017 Plan other than a non-employee member of the Board of Directors, the applicable performance measurement period may not be less than one year. The compensation committee may not waive the applicable vesting requirements for any full-value award except in the case of death, disability, and change in control.

        Performance-Based Awards may be paid in stock or cash (in either case, subject to the limits described under the heading "Eligibility and Limits" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the compensation committee must certify in writing that the performance target or targets have been satisfied. The compensation committee has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Acceleration of Awards; Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Restrictions on Transfer.    Subject to certain exceptions contained in Section 4.2 of the 2017 Plan or the applicable award agreement, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The compensation committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, consolidations, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends.

        No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 2007 Plan, the 2017 Plan does not limit the authority of the board of directors or the compensation committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination and Amendment of the 2017 Plan.    The board of directors may amend or terminate the 2017 Plan at any time without stockholder approval; provided, however, that the board of directors shall obtain stockholder approval for any amendment to the 2017 Plan that, except as provided under Section 5.1 of the 2017 Plan, increases the number of shares of stock available under the 2017 Plan, materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available for issuance under the 2017 Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the award agreement explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the recipient under such award without the consent of the holder of an award.

Federal Income Tax Consequences of Awards under the 2017 Plan

        The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences. Individual circumstances may vary and participants should rely on the advice of their tax counsel regarding federal income tax treatment under the 2017 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and may not be used, to avoid penalties imposed under the U.S. Internal Revenue Code.

        Stock Options and Stock Appreciation Rights.    With respect to nonqualified stock options, the Company is generally entitled to deduct, and the participant will recognize, taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. Stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options.

        With respect to incentive stock options, a participant who exercises an incentive stock option will not be taxed at the time of exercise. Instead, the participant will be taxed at the time the participant sells common stock purchased pursuant to the incentive stock option on the difference between the price the participant paid for the stock pursuant to the incentive stock option and the amount for which the participant sells that stock. If the participant does not sell the stock prior to two years after the date the option was granted to the participant and one year after the date the stock is transferred to the participant, then the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding tax deduction. If the participant sells the stock at a gain prior to the expiration of such one and two year periods, the amount by which (A) the lesser of (i) the fair market value of the stock on the date of exercise and (ii) the amount for which the stock is sold exceeds (B) the amount the recipient paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding tax deduction in the same amount (if the amount for which the stock is sold exceeds the fair market value on the date of exercise, such excess amount is taxed as capital gain). If the participant sells the stock for less than the amount paid for the stock prior to the expiration of the one and two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a recipient to, or increase a recipient's liability for, the alternative minimum tax.

        Stock Awards.    A participant will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a "substantial risk of forfeiture," as defined in the U.S. Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the participant or are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award minus any amount paid for such stock, and the Company will at such time be entitled to a corresponding deduction. However, if a participant so elects at the time the participant receives a stock award, the participant may include the fair market value (at the time of receipt) of the stock subject to the stock award, less any amount paid for such stock, in the participant's income at that time and the Company also will be entitled to a corresponding deduction at that time.

        Other Awards.    A participant will not recognize income upon the grant of a dividend equivalent right, restricted stock unit or cash performance award. Generally, at the time a payment receives payment under any dividend equivalent right, restricted stock unit, or cash performance award, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of common stock received, and the Company will then be entitled to a corresponding deduction.

        General.    Unless specified otherwise in an individual agreement between a participant and the Company, to the extent that acceleration of an award made under the 2017 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code) would result in compensation being paid that is not fully deductible by the Company or one of its subsidiaries because of Section 280G of the U.S. Internal Revenue Code, such award will not accelerate to the extent or in a manner that would result in any compensation being paid that is not fully deductible.

        The aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted for tax purposes by the Company in certain circumstances.

        The 2017 Plan is not qualified under Section 401(a) of the U.S. Internal Revenue Code.

New Plan Benefits under the 2017 Plan

        Because future awards under the 2017 Plan will be granted at the discretion of the compensation committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at 2016 Fiscal Year-End" table contained elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 25, 2016, in the Annual Report on Form 10-K which accompanies this proxy statement.

        If stockholders decline to approve the 2017 Plan, no awards will be granted under the 2017 Plan, but awards may continue to be granted under the 2007 Performance Incentive Plan. In addition, there are likely insufficient shares available for grants of awards under the 2007 Plan beyond the current year to participants based upon our past practices and compensation programs. Consequently, the Company may use additional cash or other compensation to retain, reward and incent employee performance.

Vote Required

        Proposal No. 4 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Board Recommendation

        Our board of directors unanimously recommends that you vote FOR approval of the 2017 Performance Incentive Plan.

PROPOSAL 5
APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Introduction

        Our Employee Stock Purchase Plan (the "ESPP") was adopted by our board of directors and approved by our stockholders in 2002. Since its original adoption in 2002, our board of directors has effected two subsequent amendments, in August 2009 and in December 2009. Under the ESPP, eligible employees have the opportunity to acquire shares of our common stock at a discount.

        A total of 300,000 shares of our common stock were authorized for issuance under the ESPP. As of March 9, 2017, 278,496 shares of our common stock were issued and outstanding under the ESPP, and 21,504 shares of our common stock were available for issuance under the ESPP. On February 16, 2017, the compensation committee approved a proposal to amend and restate the ESPP to (i) increase the number of shares of common stock authorized for issuance under the ESPP by an additional 100,000 shares, (ii) extend date after which no new offering periods may commence by an additional ten years through July 13, 2027 and (iii) to effect certain technical revisions. We are seeking stockholder approval of the amendment and restatement of the ESPP.

        Set forth below is a summary of the principal terms of the ESPP as proposed to be amended, and all references in this section are to the ESPP as proposed to be amended. The summary of the provisions below is qualified in its entirety by the full text of the ESPP. A copy of the ESPP as amended and restated by the proposed amendment is attached to this proxy statement as Appendix B.

Summary Description of the ESPP

        Purpose.    The purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). The ESPP is also intended to encourage eligible employees to remain in the employ of the Company or a subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

        Administration.    The compensation committee shall supervise and administer the ESPP and shall have full power and discretion to adopt, amend, and rescind any rules deemed desirable and appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP.

        Eligibility.    Any person who is employed by the Company or a participating subsidiary as of the first day of any offering period (the "Grant Date") shall be eligible to participate in the ESPP during the offering period in which such Grant Date occurs; provided, however, that any person who has been employed by the Company or a subsidiary for less than one year or whose customary employment is for twenty hours or less per week shall not be eligible to participate in the ESPP.

        Maximum Purchase.    The maximum number of shares that any one participant may acquire upon exercise of his or her option with respect to any one offering period is 750; provided, however, that the compensation committee may establish a different individual limit in offering documents, in which case the 750 share limit shall be superseded by the individual limit set forth in such offering documents.

        Offering Periods.    The ESPP is implemented by consecutive six-month offering periods; provided, however, that the compensation committee may declare, as it deems appropriate and in advance of the applicable offering period, a shorter or longer offering period. Unless otherwise specified by the compensation committee in advance of the offering period, an offering period that commences on or about July 1 will end the following December 31, and an offering period that commences on or about January 1 will end the following June 30.

        Method of Payment of Contributions.    At the time an eligible employee files a subscription agreement with the Company to participate in the ESPP, he or she elects to have payroll deductions made on each payday during the offering period in an amount not exceeding 15% of the compensation such participant receives on each payday during the offering period. The Company shall maintain on its books, or cause to be maintained by a recordkeeper, an account in the name of each eligible employee who has elected to participate in the ESPP. A participant may not make any additional payments to his or her account. A participant may terminate his or her contributions during an offering period by filing with the Company a written withdrawal form; provided, however, that for such withdrawal to be effective, the Company must receive the participant's withdrawal form prior to the last day of that offering period (the "Exercise Date").

        Grant of Option.    On each Grant Date, each eligible employee who is a participant during that offering period shall be granted an option to purchase a number of shares of our common stock. The option shall be exercised on the Exercise Date. The number of shares subject to the option shall be determined by dividing the participant's account balance as of the applicable Exercise Date by the option price, subject to the maximum number of shares provided under the heading "Maximum Purchase" above.

        The compensation committee shall determine the option price per share at which shares of our common stock are sold in an offering period under the ESPP; provided that such option price may not be less than the lesser of (a) 85% of the fair market value of a share of our common stock on the applicable Grant Date; and (b) 85% of the fair market value of a share of our common stock on the applicable Exercise Date. Fair market value shall mean, as of any date and unless the compensation committee determines otherwise, the closing sales price of our common stock as quoted on any established stock exchange or national market system on the date of determination (or the closing bid, if no sales were reported) as reported in a source the compensation committee deems reliable.

        A person who is otherwise eligible to participate in the ESPP shall not be granted any option or other right to acquire our common stock under the ESPP to the extent (a) it would cause the person to own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or that of any subsidiary; or (b) such option would cause the individual to have rights to acquire stock under the ESPP (and any of our other existing compensation plans or compensation plans of our subsidiaries) that accrue at a rate that exceeds $25,000 of the fair market value of our common stock or that of a subsidiary for each calendar year in which such right is outstanding at any time.

        Exercise of Option.    Unless a participant terminates his or her participation in the ESPP by filing a withdrawal form, as discussed above, his or her option to acquire our common stock shall be exercised automatically on the Exercise Date for that offering period, without any further action on the participant's part, and the maximum number of whole shares of our common stock subject to such option shall be acquired at the option price with the balance of such participant's account. Fractional shares of our common stock may not be acquired. If an amount which exceeds the individual limit established pursuant to Section 4(b) of the ESPP or one of the limitations set forth in Section 8(c) of the ESPP remains in a participant's account after the exercise of his or her option on the Exercise Date, such amount shall be refunded to the participant as soon as administratively practicable after such date.

        Transferability.    Rights granted under the ESPP are not transferable by a participant other than by will, by the laws of descent and distribution or pursuant to the ESPP's beneficiary designation provisions.

        Adjustments of and Changes in our Common Stock.    Should any change be made to our common stock by reason of any reclassification, recapitalization, stock split, or reverse stock split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend; any exchange of our common stock or other securities, any similar, unusual or extraordinary corporate transaction in respect to our common stock; or any sale of substantially all of the assets of the Company as an entirety; the compensation committee may make appropriate adjustments to the option price and number of shares of our common stock issuable under the ESPP.

        Possible Early Termination of ESPP and Options.    Upon a dissolution of the Company, or any other event described in "Adjustments of and Changes in our Common Stock" above, that the Company does not survive, the ESPP and, if prior to the last day of an offering period, any outstanding option granted with respect to that offering period shall terminate, subject to any provision that has been expressly made by our board of directors for the survival, substitution, assumption, exchange, or other settlement of the ESPP and options. In the event a participant's option is terminated without a provision having been made by our board of directors for a substitution, exchange, or other settlement of the option, such participant's account shall be paid to him or her in cash without interest.

        Term of Plan; Amendment or Termination.    The ESPP shall become effective as of July 12, 2017 (the "Effective Date"). No new offering periods shall commence on or after the day after the tenth anniversary of the Effective Date and the ESPP shall terminate as of the later of (a) the tenth anniversary of the Effective Date; and (b) the Exercise Date of the last offering period commenced on or prior to the day before the tenth anniversary of the Effective Date, unless sooner terminated pursuant to Section 4, Section 18, or Section 19 of the ESPP.

        Our board of directors may, at any time, terminate or, from time to time, amend, modify or suspend the ESPP, in whole or in part, without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by applicable law or required under Section 423 of the Code in order to preserve the intended tax consequences of the ESPP, or otherwise deemed necessary or advisable by our board of directors.

        Tax Withholding.    The Company may deduct from a participant's account balance as of an Exercise Date, and before the exercise of the participant's option takes effect, the amount of any taxes which the Company reasonably determines we may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares of our common stock subject to such option shall be acquired at the option price with the balance of the participant's account.

Federal Income Tax Information

        The U.S. federal income tax consequences of the ESPP under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the ESPPP. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences. Individual circumstances may vary and participants should rely on the advice of their tax counsel regarding federal income tax treatment under the ESPP. Furthermore, any tax advice contained in this discussion is not intended to be used, and may not be used, to avoid penalties imposed under the U.S. Internal Revenue Code.

        Rights to acquire shares of our common stock granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an "employee stock purchase plan" that qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares acquired under the ESPP are sold or otherwise disposed of by the participant. If shares acquired under the ESPP are disposed of within two years from the date of grant or within one year from the date of purchase,(a transaction referred to as a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disposition equal to the excess of the fair market value of the stock on the date of purchase over the option exercise price. The amount of such ordinary income will be added to the participant's basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the date the participant purchases the shares.

        If stock acquired under the ESPP is sold (or otherwise disposed of) more than two years after the date of grant and more than one year after the date of purchase, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the option price and (ii) the excess of the fair market value of the stock as of the date the participant entered the offering period over the option price (determined as of the date the participant entered the offering period) will be treated as ordinary income. If the sale price is less than the option price, no ordinary income will be reported. The amount of such ordinary income will be added to the participant's basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

        The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

        THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

        Proposal No. 5 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors unanimously recommends that you vote FOR approval of the Amended and Restated Employee Stock Purchase Plan.

PROPOSAL 6
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected KPMG LLP ("KPMG") as our independent auditor for the fiscal year ending December 31, 2017. KPMG also served as our independent auditor for the 2016 fiscal year ended December 25, 2016 and the 2015 fiscal year ended December 27, 2015. Prior to that, Deloitte & Touche LLP ("D&T") served as our independent auditor. In 2016, stockholders approved the ratification of KPMG by approximately 99.96% of votes cast. The audit committee believes the continued retention of KPMG is in the best interests of the Company and our stockholders. Representatives from KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

Change in Auditor in 2015

        With a rotation of audit engagement partner required in 2015, the audit committee decided to open the annual selection process to several other independent registered public accounting firms. The audit committee, with the assistance of management, performed an evaluation of firms to determine the Company's independent auditor for the 2015 fiscal year. As a result of this process, the audit committee formally approved the engagement of KPMG as the Company's independent auditor for the fiscal year ending December 27, 2015.

        D&T served as our independent auditor from 1992 to March 2015. The reports of D&T on the Company's consolidated financial statements for the fiscal year ended December 28, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal year ended December 28, 2014, and during the subsequent interim period preceding D&T's dismissal, there were: (i) no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T would have caused D&T to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

        During the Company's fiscal year ended December 28, 2014, and during the subsequent interim period preceding KPMG's engagement, neither the Company, nor anyone on its behalf, consulted KPMG with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Evaluation of Auditor

        In approving the selection of KPMG as the Company's independent auditor for the fiscal year ending December 31, 2017, the audit committee considered, among other factors:

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  Firm and engagement team experience, including in our industry;

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  Audit approach and supporting tools;

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  General technical expertise;

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  Audit quality factors, including timing of procedures and engagement team workload and allocation;

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  Recent Public Company Oversight Board (PCAOB) inspection findings and the firms' responses thereto;

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  Communication and interaction with the audit committee and management;

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  Independence and commitment to objectivity and professional skepticism;

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  Prior year audit performance; and

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  The reasonableness and appropriateness of fees.

        Based on this evaluation, our board is requesting that our stockholders ratify KPMG's appointment for the 2017 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor, but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

        The following table summarizes the aggregate fees billed or to be billed by KPMG for the fiscal years ended December 25, 2016 and December 27, 2015, respectively:

	2016($)	2015($)
Audit fees	824,379	770,881
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	824,379	770,881

Audit Fees

        Fees for audit services in 2016 and 2015 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, and fees related to a review of our Franchise Disclosure Document.

Audit-Related Fees

        There were no audit-related fees billed by KPMG in 2015 or 2016.

Tax Fees

        There were no tax fees billed by KPMG in 2015 or 2016.

All Other Fees

        There were no all other fees billed by KPMG in 2015 or 2016.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2016 were pre-approved by the audit committee.

Vote Required

        Proposal No. 6 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE REPORT

        The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). KPMG, our independent auditor for 2016 and 2015, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 25, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and KPMG's evaluation of the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from KPMG the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with KPMG.

        Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 25, 2016, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Pattye L. Moore
Stuart I. Oran

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

DELIVERY OF PROXY MATERIALS

        The SEC's "notice and access" rule allows companies to deliver a notice regarding internet availability of proxy materials ("notice regarding internet availability") to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company's annual report on Form 10-K (collectively, the "proxy materials"). We use the notice and access process for all of our beneficial holders. The notice regarding internet availability provides instructions as to how these holders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on, and/or returning the notice regarding internet availability. Any notices regarding internet availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice regarding internet availability.

  Important Notice Regarding Availability of Proxy Materials

        Our proxy materials are available at http://www.redrobin.com/eproxy.

  "Householding" of Proxy Materials

        As permitted by applicable law, we may deliver only one copy of certain of our documents, including the notice regarding internet availability, proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice regarding internet availability or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

VOTING INFORMATION

        Voting rights.    As of March 27, 2017, the record date for the meeting, we had 12,864,484 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

        Voting instructions.    We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

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  Stockholder of record. If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.

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  Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on executive compensation) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1 and 2. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 17, 2017, unless otherwise directed by your bank or broker. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

        If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or account. You should sign and return each proxy and follow the instructions on each notice regarding internet availability that you receive in order to ensure that all of your shares are voted.

        Voting in-person.    Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

        Counting of votes.    Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, LLC, which we have retained to act as the inspector of election for the annual meeting.

        Additional meeting matters.    We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Denny Marie Post or Guy J. Constant, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

        Dissenters' rights.    No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

REVOKING YOUR PROXY

        Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

ATTENDANCE AT THE MEETING

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 27, 2017, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

QUORUM, VOTE REQUIRED, ABSTENTIONS, AND BROKER NON-VOTES

  Quorum

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

  Vote Required

        For Proposal 1 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

        Proposal 2 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        Proposal 3 (say-when-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to the frequency of the advisory vote on executive compensation. Our board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 4 (approval of 2017 Performance Incentive Plan), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 5 (approval of amendment to increase shares authorized under ESPP), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 6 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

  Broker Non-Votes

        Brokers, banks, or other holders of record are no longer permitted to vote on most proxy proposals without specific client instructions. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules. If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 6 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

ADDITIONAL INFORMATION

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2016, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

        Proposals for Inclusion in 2018 Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 5, 2017. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

        Proposals to be Addressed at 2018 Annual Meeting (but not included in proxy statement).    In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 21, 2018 and no earlier than January 22, 2018, and it must contain the additional information required by our bylaws. All proposals received after February 21, 2018 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice regarding internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2017 annual meeting of stockholders for a fee of approximately $6,500 plus associated costs and expenses.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 21, 2017 for the fiscal year ended December 25, 2016. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April 4, 2017

APPENDIX A

RED ROBIN GOURMET BURGERS, INC.
2017 PERFORMANCE INCENTIVE PLAN

SECTION 1. DEFINITIONS

        1.1    Definitions.    Whenever used in the Plan, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used in the Plan with the meaning thereafter ascribed:

          (a)   "Affiliate" means:

            (1)   Any Subsidiary or Parent;

            (2)   An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or

            (3)   Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Committee.

          (b)   "Award Agreement" means any written or electronic agreement, contract, or other instrument or document as may from time to time be approved by the Committee as evidencing an Award granted under the Plan; provided, however, that Cash Performance Awards described in Section 3.5 need not be evidenced by an Award Agreement.

          (c)   "Awards" means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

    (d)
    "Board of Directors" means the board of directors of the Company.

          (e)   "Cash Performance Award" means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

          (f)    "Change in Control" means, unless otherwise provided in the applicable Award Agreement:

            (1)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (IV) any acquisition by any entity pursuant to a transaction that complies with Sections (3)(A), (B) and (C) below;

            (2)   A majority of the individuals who, as of the Effective Date, serve on the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (3)   Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (an "Acquiror")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or an Acquiror or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Acquiror) beneficially owns, directly or indirectly, more than 50% of, respectively, the then- outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or an Acquiror were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

            (4)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (3) above.

Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, "Change in Control" will mean a "change in control event" under Code Section 409A to the extent Change in Control is either a payment or settlement event under such Award or such definition is otherwise required for the Award to satisfy the requirements of Code Section 409A; provided, however, that the Committee may provide a different definition that complies with Code Section 409A in an applicable Award Agreement.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended.

          (h)   "Committee" means, unless another committee is appointed by the Board of Directors to administer the Plan, the Compensation Committee of the Board of Directors; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange

  Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the "Committee" as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

          (i)    "Company" means Red Robin Gourmet Burgers, Inc., a Delaware corporation.

          (j)    "Disability" unless otherwise defined by the Committee in the applicable Award Agreement, means either (i) the Participant has been determined to be disabled under the Company's long-term disability plan or (ii) the Committee has determined that the Participant has a physical or mental infirmity that impairs the Participant's ability to perform substantially his or her duties for a period of ninety (90) days in any 365-day period. If no long-term disability plan or policy was ever maintained on behalf of the Participant, or if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (l)    "Exercise Price" means the exercise price per share of Stock purchasable under an Option.

          (m)  "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

            (1)   if the shares of Stock are listed on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded; or

            (2)   if the shares of Stock are not listed on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1) or (2) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

          (n)   "Incentive Stock Option" means an incentive stock option within the meaning of Code Section 422.

          (o)   "Individual Agreement" means an employment, consulting, severance or similar written agreement between a Participant and the Company or one of its Affiliates (but not, for clarity, an Award Agreement).

          (p)   "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

          (q)   "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

          (r)   "Other Stock-Based Award" means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and that may be settled in cash, in Stock or in a combination thereof. Other Stock-Based Awards may include, but are not limited to, restricted stock, restricted stock units, performance shares, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

          (s)   "Over 10% Owner" means an individual who, at the time an Incentive Stock Option is granted to such individual, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (t)    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(e) or regulations and rulings thereunder.

          (u)   "Participant" means an individual who receives an Award under the Plan.

          (v)   "Performance Goals" means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, or Affiliate (or business unit or division of an Affiliate), either individually, alternatively or in combination, and measured either monthly, quarterly, annually, or over another specified period or cumulatively or averaged over a period of months, quarters, years, or other specified period, on an absolute basis or relative to a pre-established target, to one or more previous periods' results or to a designated comparison group, in each case as specified by the Committee in the Award:

    (i)
    earnings per share;

    (ii)
    book value per share;

    (iii)
    operating cash flow;

    (iv)
    free cash flow:

    (iii)
    cash flow return on investments;

    (iv)
    cash available;

    (v)
    net income (before or after taxes);

    (vi)
    revenue or revenue growth;

    (vii)
    total shareholder return;

    (viii)
    return on invested capital;

    (ix)
    return on shareholder equity;

    (x)
    return on assets;

    (xi)
    return on common book equity;

    (xii)
    return on gross investment;

    (xiii)
    market share;

    (xiv)
    economic value added;

    (xv)
    operating margin;

    (xvi)
    profit margin;

    (xvii)
    stock price;

    (xviii)
    enterprise value;

    (xix)
    operating income;

    (xx)
    EBIT or EBITDA;

    (xxi)
    expenses or operating expenses;

    (xxii)
    productivity of employees as measured by revenues, costs, or earnings per employee;

    (xxiii)
    working capital;

    (xxiv)
    improvements in capital structure;

    (xxv)
    guest retention, traffic, and/or satisfaction;

    (xxvi)
    safety;

    (xxvii)
    completion of identified specific projects;

    (xxviii)
    market share;

    (xxix)
    employee retention and/or engagement;

    (xxx)
    completion of operating milestones;

    (xxxi)
    cost reduction goals;

    (xxxii)
    Company, franchise, or system same restaurant sales;

    (xxxiii)
    Company, franchise, or system restaurant growth in number of new restaurants;

    (xxxiv)
    average restaurant volume growth; or

    (xxxv)
    any combination of the foregoing.

Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of any one or more of the following: equity compensation expense under ASC 718; accelerated amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; restaurant closure costs; executive transition costs; acquisition and dispositions; a material change in planned capital expenditures; and any items that are unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m), if applicable.

          (w)  "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

          (x)   "Plan" means the Red Robin Gourmet Burgers, Inc. 2017 Performance Incentive Plan.

          (y)   "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (z)   "Separation from Service" means a termination of a Participant's employment or other service relationship with the Company, subject to the following requirements:

            (1)   in the case of a Participant who is an employee of the Company, a termination of the Participant's employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the "service recipient" within the meaning of Code Section 409A (collectively, the "Service Recipient") or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder;

            (2)   in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant's service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder; or

            (3)   in any case, as may otherwise be permitted under Code Section 409A.

          (aa) "Stock" means the Company's common stock.

          (bb) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

          (cc)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

          (dd) "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not limited to, a termination by resignation, discharge, death, Disability or retirement. Further, if an entity ceases to be a Subsidiary, a Termination of Employment will be deemed to have occurred with respect to each Participant in respect of such Subsidiary who does not continue to be eligible to receive Awards under this Plan in respect of such Participant's relationship to the Company or another Subsidiary that remains a Subsidiary after giving effect to the event giving rise to the entity ceasing to be a Subsidiary. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE PERFORMANCE INCENTIVE PLAN

        2.1    Purpose of the Plan.    The purpose of this Plan is to promote the success of the Company and to increase stockholder value by (a) incentivizing the officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to foster and build upon the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encouraging stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) providing a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

        2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, the sum of (i) 265,000 shares of Stock plus (ii) the number of shares of Common Stock available for grant under the Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Shares of Stock will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. The following shares, however, may not again be made available for grant in respect of Awards under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) shares delivered to or withheld by the Company to pay the Option or Grant Price of or the withholding taxes with respect to an Award, and (iii) shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

        2.3    Administration of the Plan.

          (a)   The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the provisions of the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

          (b)   Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the type of Awards and the terms and conditions and number of shares of Stock or the amount of cash subject to such Awards; provided however, that any such delegation will be subject to such parameters and restrictions consistent with the Plan as the Board of Directors specifies, including, without limitation, the total number of shares of Stock that may be granted subject to such Awards, if applicable.

          (c)   No member of the Board of Directors or Committee, nor any person to whom authority is delegated under subsection (b), will be liable for any action taken or any determination made in good faith with respect to the Plan or any Award granted under the Plan.

        2.4    Eligibility and Limits.

          (a)   Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that (1) an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary and (2) persons who are not officers, employees, or directors of the Company or an Affiliate of the Company may only be granted an Award under this Plan if such participation would not adversely affect the Company's eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under the Plan by the Company, or the Company's compliance with any other applicable laws.

          (b)   In the case of Incentive Stock Options, (i) the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s); and (ii) the maximum number of shares of Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan is 700,000.

          (c)   The maximum number of shares of Stock subject to any Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any individual other than a non-employee director is 170,000 shares. The maximum number of shares of Stock subject to any Options and Stock Appreciation Rights that may be granted under the Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of Full-Value Awards (as defined in Section 3.1(h)) that may be granted under the Plan during any calendar year to any non-employee director is $250,000.

          (d)   To the extent required under Code Section 162(m) and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights, or (3) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Code Section 162(m), may be granted during any calendar year to any employee may not exceed 150,000, and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed $3,000,000 multiplied by the number of years in the performance period. If an Option is cancelled, the cancelled Option will continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction will be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new

  Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be cancelled and the Option or Stock Appreciation Right that is deemed to be granted will both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3. TERMS OF AWARDS

        3.1    Terms and Conditions of All Awards.

          (a)   The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and to the limits set forth in Section 2.4.

          (b)   Each Award will be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee determines to be appropriate, including, without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to the vesting or settlement of the Award. The Committee shall establish applicable Performance Goals, if any, before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of the applicable Performance Period. At the time any Performance Goals are established, whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is deemed to have vested or is settled, as applicable. Each Award Agreement is subject to the terms of the Plan and any provisions contained in an Award Agreement that are inconsistent with the terms of the Plan are null and void. To the extent an Award is subject to Performance Goals and the Committee desires that the Award constitute performance-based compensation under Code Section 162(m), the Committee will comply with all applicable requirements under Code Section 162(m), including the rules and regulations promulgated thereunder, in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

          (c)   The date as of which an Award is granted will be the first date as of which the Committee (i) has approved the terms and conditions of the Award, (ii) has determined the recipient of the Award and the number of shares, if any, covered by the Award, and (iii) has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

          (d)   Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of a related Award, as specified in the applicable Award Agreement.

          (e)   Awards are not transferable or assignable except by will or by the laws of descent and distribution in the State in which the Participant was domiciled at the time of the Participant's death, during the Participant's lifetime, are exercisable only by the Participant; provided that, in the event of the Disability of the Participant, the legal representative of the Participant may exercise the Participant's Award(s). In the event of the death of the Participant, the legal representative of the Participant's estate or, if no legal representative has been appointed within ninety (90) days of the Participant's death, the person(s) taking the Participant's Award(s) under the laws of descent and distribution in the State in which the Participant was domiciled at the time of the Participant's death may exercise the Participant's Award(s). Notwithstanding the above, the Committee may provide otherwise as to any Awards other than Incentive Stock Options (provided that such transfers shall only be permitted for no consideration to the Participant).

          (f)    The Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would materially and adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

          (g)   All Awards granted under the Plan are subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.

          (h)   With respect to any Full-Value Award issued to a Participant other than a non-employee member of the Board of Directors, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any Performance Goals), the minimum period of service required for such Award to vest is three years following the grant of such Award, provided that such Award may vest ratably in no less than equal annual increments over such period. With respect to any Full-Value Award issued to a Participant other than a non-employee member of the Board of Directors, the terms and conditions of which provide for vesting based on Performance Goals, the applicable performance measurement period may not be less than one year. With respect to any other Award issued to a Participant other than a non-employee member of the Board of Directors, the minimum service period required for such Award to vest is one year following the grant of such Award. With respect to any Full-Value Award issued to a non-employee member of the Board of Directors, the minimum period of service required for such Award to vest (or the minimum performance period for any such Award) shall be the period beginning on the date of grant and ending on the sooner of (i) the date of the next annual stockholders meeting and (ii) the one-year anniversary of the grant date of such Award. The Committee may not waive the applicable vesting requirements for an Award except in the case of death, Disability, and Change in Control. The term "Full-Value Award" includes Awards of restricted stock, restricted stock units, performance shares, and other similar Awards granted under this Plan, but does not include Awards pursuant to which the Participant's ultimate remuneration is limited solely to the post-grant appreciation in the value of the shares of the Company's common stock subject to the Award (such as Options or Stock Appreciation Rights having a per share exercise of base price, as applicable, at least equal to the fair market value of a share of the Company's common stock at the time of grant of such Award). This provision shall supersede any contrary provision in the Plan.

        3.2    Terms and Conditions of Options.    Each Option granted under the Plan must be evidenced by an Award Agreement. At the time an Option is granted, the Committee will determine whether the Option is an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders. Neither an Option nor the shares of Stock underlying an Option may be eligible for dividends or dividend equivalents.

          (a)   Option Price. Subject to adjustment in accordance with Section 5.1 and the other provisions of this Section 3.2, the Exercise Price of any Options will be as set forth in the applicable Award Agreement, but in no event may it be less than Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of Fair Market Value on the date the Option is granted.

          (b)   Option Term. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date the Option is granted. Further, any Incentive Stock Option granted to an Over 10% Owner may not be exercised after the expiration of five (5) years from the date the Option is granted. The term of any Nonqualified Stock Option will be as specified in the applicable Award Agreement but may not exceed ten (10) years from the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Nonqualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or by the Company's insider trading policy, then the term of the Nonqualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

          (c)   Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option may be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, and in each case subject to such procedures or restrictions as the Committee may impose:

    (i)
    in cash or cash equivalents;

    (ii)
    by delivery to the Company of a number of shares of Stock owned by the Participant having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

    (iii)
    in a cashless exercise through a third party, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended;

    (iv)
    notice and third party payment in such manner as may be authorized by the Committee; or

    (v)
    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In the event that the Committee allows a Participant to exercise an Award by delivering shares of Stock owned by such Participant, and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant for at least six months as of the date of delivery. Shares of Stock used to satisfy the Exercise Price will be valued at their Fair Market Value on the date of exercise. The Company is not obligated to deliver any shares of Stock acquired pursuant to the exercise of an Option unless and until it receives full payment of the Exercise Price therefor and any related withholding obligations under Section 6.1 and any other conditions to exercise or purchase, as established from time to time by the Committee, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant's ability to pay the Exercise Price by any method other than cash payment to the Company. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)   Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by such person or persons, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

          (e)   Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of the Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than of the date that is three months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one year will be substituted for such three month period; provided, further that such time limits may be extended by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits otherwise applicable to Incentive Stock Options. For purposes of this Subsection (e), the Termination of Employment of a Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)    Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) or 409A is applicable, may provide for an Exercise Price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (g)   No Reload Grants. Options may not be granted under the Plan in consideration for, and may not be conditioned upon the delivery of, shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other Option held by a Participant.

          (h)   No Repricing. Except as provided in Section 5.1, without the approval of the Company's stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be cancelled or surrendered in consideration of, or in exchange for, (i) the grant of a new Option having an Exercise Price below that of the Option that was surrendered, (ii) Stock, (iii) cash, or (iv) any other Award.

        3.3    Terms and Conditions of Stock Appreciation Rights.    Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value of such shares of Stock on the date of grant. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised, paid or otherwise settled. Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right are eligible for dividends or dividend equivalents.

          (a)   Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay the appreciation to the Participant in, at the discretion of the Committee, cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee determines.

          (b)   Term. The term of any Stock Appreciation Right will be as specified in the applicable Award Agreement, but may not exceed ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company's insider trading policy, then the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

          (c)   Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee may, at any time before complete termination of such Stock Appreciation Right, accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

          (d)   No Repricing. Except as provided in Section 5.1, without the approval of the Company's stockholders, the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be cancelled or surrendered in consideration of, or in exchange for, (i) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, (ii) Stock, (iii) cash, or (iv) any other Award.

        3.4    Terms and Conditions of Other Stock-Based Awards.    An Other Stock-Based Award shall entitle the Participant to receive one or more of (i) a specified or determinable number of shares of Stock, (ii) the value of a specified or determinable number of shares of Stock, (iii) a percentage or multiple of the value of a specified number of shares of Stock or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock. At the time of the grant, the Committee shall determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as applicable; and the Performance Goals or other performance criteria, if any, applicable to the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

          (a)   Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or, in the absence of such provision, as the Committee determines.

          (b)   Conditions to Payment or Lapse of Restrictions. Each Other Stock-Based Award granted under the Plan will be payable, and restrictions on such Other Stock-Based Award will lapse, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement; provided, however, that subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid or such restrictions will lapse, in whole or in part. Dividends (and dividend equivalents granted with respect to shares of Stock subject to an Other Stock-Based Award), will accrue and not be paid until, and will be paid only to the extent, the Award vests and, with respect to Other Stock-Based Awards that are subject to Performance Goals or other performance criteria, is earned.

        3.5    Terms and Conditions of Cash Performance Awards.    A Cash Performance Award will entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit), or (ii) a percentage or multiple of a specified cash amount. At the time of the grant, the Committee shall determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

          (a)   Payment. Payment in respect of Cash Performance Awards will be made by the Company in cash.

          (b)   Conditions to Payment. Each Cash Performance Award granted under the Plan will be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified by the Committee.

        3.6    Treatment of Awards on Termination of Service.    Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

        4.1    Escrow of Shares.    Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Award Agreement so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Award Agreement providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian's designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

        4.2    Restrictions on Transfer.    Except as expressly set forth in this Section 4.2 or the applicable Award Agreement, all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. Any such disposition of an Award of or of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement, and any shares so transferred will continue to be bound by the Plan and the applicable Award Agreement. Notwithstanding the general prohibition set forth above, the Committee may permit Awards to be transferred to other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee establishes in writing (provided that any transfers of Incentive Stock Options may only be made to the extent permitted under the federal tax laws governing Incentive Stock Options). Any permitted transfer will be subject to compliance with applicable federal and state securities laws.

        Further, the transfer restrictions of this Section 4.2 will not apply to:

          (a)   transfers to the Corporation;

          (b)   the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution of the State in which the Participant was domiciled at the time of the Participant's death;

          (c)   subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee; and

          (d)   if the participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative.

SECTION 5. ADJUSTMENTS; ACCELERATION

        5.1    Adjustments.

          (a)   The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted during any calendar year or other period, will be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change (e.g., a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend) (each, an "Equity Restructuring").

          (b)   In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company that, in each case, does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of Awards not originally granted under the Plan, the adjustment of outstanding Awards, the acceleration of outstanding Awards, the removal of restrictions on outstanding Awards, and/or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.1 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then-current value of the Award.

          (c)   Notwithstanding any other provision of the Plan to the contrary, in taking any action pursuant to clause (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

          (d)   The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        5.2    Automatic Acceleration of Awards.    Except as otherwise provided in Section 5.3, upon a dissolution of the Company (or other event described in Section 5.1 that the Company does not survive (or does not survive as a public company in respect of its Stock)), each then-outstanding Option and Stock Appreciation Right will become fully vested, each Other Stock-Based Award then outstanding will fully vest free of restrictions, and each other Award, including, without limitation, each Cash Performance Award, granted under this Plan that is then outstanding will become payable to the holder of such Award; provided that such acceleration provision will not apply, unless otherwise expressly provided by the Committee, with respect to any Award to the extent that the Board of Directors or the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

        5.3    Possible Acceleration of Awards.    Upon the occurrence of a Change in Control, each outstanding Option and Stock Appreciation Right will become fully vested, each Other Stock-Based Award then outstanding will fully vest free of restrictions, and each other Award, including, without limitation, each Cash Performance Award, granted under this Plan that is then outstanding will vest and become payable to the holder of such Award. However, with respect to a Participant who is designated on the payroll records of the Company as a Tier 1 or Tier 2 executive or above (or comparable designation) or executive officer on the date of the Change in Control, no Award will vest solely on account of such Change in Control unless such Participant's employment with the Company (and its Subsidiaries) is terminated without "cause" (as defined in such Participant's Individual Agreement or the applicable Award Agreement) within the two-year period immediately following the consummation of such Change in Control.

        5.4    Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 5.2 or Section 5.3 (or would have been so accelerated but for Section 5.5, Section 5.6, or Section 5.7) will terminate upon the related event referred to in Section 5.2 or Section 5.3, as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award; provided that, in the case of Options and Stock Appreciation Rights that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and Stock Appreciation Rights in accordance with their terms before the termination of such Awards (except that in no case will more than ten (10) days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

        5.5    Other Acceleration Rules.    Any acceleration of Awards pursuant to this SECTION 5. must comply with all applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time (not greater than thirty (30) days) before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Committee may override the provisions of Section 5.2, Section 5.3, Section 5.4 and/or Section 5.6 by express provision in an Award Agreement (provided that that the Committee may not, under the authority provided in this Section 5.5, provide for the acceleration of vesting of an Award in the absence of a Change in Control or an event described in Section 5.1). In addition, the Committee may accord any Participant the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. The portion of any Incentive Stock Option accelerated pursuant to Section 5.3 or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option will be treated as a Nonqualified Stock Option.

        5.6    Possible Rescission of Acceleration.    If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee shall rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

        5.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this SECTION 5. to the contrary, in no event may an Award be accelerated under this Plan to an extent or in a manner that would result in any compensation being paid that is not fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Code Section 280G, nor may any payment made under the Plan be accelerated to the extent any portion of such accelerated payment would result in the payment of compensation that is not deductible by the Company or one of its Subsidiaries because of Code Section 280G. If a Participant would be entitled to benefits or payments under the Plan that, together with payments under any other plan or program, would constitute "parachute payments" as defined in Code Section 280G, then any such parachute payments will be reduced or modified on a pro rata basis so that the Company and its Subsidiaries are not denied federal income tax deductions for such payments because of Code Section 280G. Notwithstanding the foregoing, if a Participant is a party to an Individual Agreement with the Company or one of its Subsidiaries, or is a participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Code Section 280G and/or Code Section 4999 (or any similar successor provision), the Code Section 280G and/or Code Section 4999 provisions of such Individual Agreement will control as to any Awards held by that Participant.

SECTION 6. GENERAL PROVISIONS

        6.1    Withholding.    The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the issuance or transfer of any such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he or she is to receive reduced by, or tender back to the Company, the number of whole shares of Stock that, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award. The Company may, with the Committee's approval, accept one or more promissory notes from a Participant in connection with taxes required to be withheld upon the vesting or payment of any Award under the Plan; provided that any such note will be subject to terms and conditions established by the Committee and applicable legal requirements.

        6.2    Awards to Non-U.S. Employees.    The Committee has the power and authority to determine which Affiliates will be covered by this Plan and which employees outside the United States of America will be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability or retirement, or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

        6.3    Compliance with Code.

          (a)    Code Section 422.    All Incentive Stock Options to be granted under the Plan are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted under the Plan must be construed in such a manner as to effectuate that intent.

          (b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Code Section 409A (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement will not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Notwithstanding anything in the Plan, an Award Agreement, or any other agreement (written or oral) to the contrary, if a Participant is a "specified employee" (within the meaning of Code Section 409A) on the date of his or her Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Code Section 409A(a)(2)(B)(i), and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant's Separation from Service, and (ii) the date of the Participant's death. Upon the expiration of the applicable six-month period under Code Section 409A(a)(2)(B)(i), all payments so deferred will be paid to the Participant (or the Participant's estate, in the event of the Participant's death) in a lump sum payment. Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

        6.4    Right to Terminate Employment or Service.    Nothing contained in this Plan or any Award Agreement confers upon any Participant any right to continue in the employment or other service of the Company or any of its Subsidiaries, constitutes a contract or agreement of employment or other service, or affects in any way an employee's status as an employee at will, nor may the Plan or any

Award Agreement be construed so as to interfere in any way with the right of the Company and its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause; provided that nothing in this Section 6.4 is intended to adversely affect any express independent right of such person under any Individual Agreement.

        6.5    Non-Alienation of Benefits.    Other than as provided in the Plan, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so is void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

        6.6    Restrictions on Delivery and Sale of Shares; Legends.    Each Award is subject to the condition that if at any time the Committee, in its discretion, determines that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company has received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, deems appropriate.

        6.7    Listing and Legal Compliance.    The Committee may suspend the exercise or payment of any Award if it determines that securities exchange listing or registration or qualification under any securities laws or compliance with any other law is required in connection therewith and has not been completed on terms acceptable to the Committee.

        6.8    Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.1 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of Awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the Participant under such Award without the consent of the holder of an Award.

        6.9    Stockholder Approval.    The Company shall submit the Plan to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Award granted under the Plan will be void.

        6.10    Choice of Law.    The laws of the State of Delaware will govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        6.11    Effective Date of Plan; Term of Plan.    The Plan will become effective as of the date the Plan is approved by the stockholders (the "Effective Date") pursuant to Section 6.9, regardless of the date the Plan is signed. No Award may be granted more than ten (10) years after the date the Plan was approved by the Company's stockholders.

APPENDIX B

RED ROBIN GOURMET BURGERS, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the Red Robin Gourmet Burgers, Inc. Amended and Restated Employee Stock Purchase Plan (the "Plan").

1.     PURPOSE

        The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation (or a Subsidiary which may be designated by the Committee as "Participating Subsidiary") and to provide them with an additional incentive to advance the best interests of the Corporation.

2.     DEFINITIONS

        Capitalized terms used herein which are not otherwise defined shall have the following meanings.

        "Account" means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

        "Board" means the Board of Directors of the Corporation.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Commission" means the United States Securities and Exchange Commission.

        "Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 12.

        "Common Stock" means the Common Stock, par value $0.001 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

        "Company" means, collectively, the Corporation, its Parent and its Subsidiaries (if any).

        "Compensation" means an Eligible Employee's regular gross pay for a 40-hour week. Compensation includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: overtime payments, commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income, bonuses, incentive compensation, special payments, fees and allowances. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company.

        "Contributions" means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).

        "Corporation" means Red Robin Gourmet Burgers, Inc., a Delaware corporation, and its successors.

        "Effective Date" means July 12, 2017.

        "Eligible Employee" means any employee of the Corporation or of any Subsidiary which has been designated in writing by the Committee as a "Participating Subsidiary" (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation). Notwithstanding the foregoing, "Eligible Employee" shall not include any employee:

  (a)
  who has been employed by the Corporation or a Subsidiary for less than one year; or

  (b)
  whose customary employment is for 20 hours or less per week.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Exercise Date" means, with respect to an Offering Period, the last day of that Offering Period.

        "Fair Market Value" means, as of any date and unless the Committee determines otherwise, the value of Common Stock determined as follows:

  (a)
  if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, then Fair Market Value shall be the closing sales price for the Common Stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in a source the Committee deems reliable;

  (b)
  if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, then Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last trading day that bids and asks for the Common Stock were reported), as reported in a source the Committee deems reliable; or;

  (c)
  in the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

        "Grant Date" means the first day of each Offering Period, as determined by the Committee and announced to potential Eligible Employees.

        "Offering Period" means the six-consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided further that the Grant Date for an Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

        "Option" means the stock option to acquire Shares granted to a Participant pursuant to Section 8.

        "Option Price" means the per share exercise price of an Option as determined in accordance with Section 8(b).

        "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

        "Participant" means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

        "Plan" means this Red Robin Gourmet Burgers, Inc. Amended and Restated Employee Stock Purchase Plan, as amended from time to time.

        "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16 of the Exchange Act, as amended from time to time.

        "Share" means a share of Common Stock.

        "Subscription Agreement" means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

        "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.     ELIGIBILITY

        Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

4.     STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

  (a)
  Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of Common Stock held as treasury shares. The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 100,000 Shares, subject to adjustments pursuant to Section 17 (the "Plan Limit").

  In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the Shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants' Account balances.

  (b)
  The maximum number of Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 750, subject to adjustments pursuant to Section 17 (the "Individual Limit"); provided, however, that the Committee may establish a different Individual Limit in offering documents, in which case the 750 Share limit shall be superseded by the Individual Limit set forth in such offering documents. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

5.     OFFERING PERIODS

        During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, an Offering Period that commences on or about July 1 will end the following December 31 and an Offering Period that commences on or about January 1 will end the following June 30. Each Option shall become effective on the Grant Date. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

6.     PARTICIPATION

  (a)
  An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Person and filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee's Compensation to be credited to the Participant's Account as Contributions each pay period.

  (b)
  Notwithstanding the foregoing, a Participant's Contribution election shall be subject to the following limitations:

            (i)    the 5% ownership and the $25,000 annual purchase limitations set forth in Section 8(c);

            (ii)   a Participant may not elect to contribute more than 15% of his or her Compensation each pay period as Plan Contributions; and

            (iii)  such other limits, rules, or procedures as the Committee may prescribe.

  (c)
  Subscription Agreements shall contain the Eligible Employee's authorization and consent to the Corporation's withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee's Subscription Agreement, and his or her participation election and withholding consent therein, shall remain valid for all Offering Periods until (i) the Eligible Employee's participation terminates pursuant to the terms hereof, (ii) the Eligible Employee files a new Subscription Agreement that becomes effective, or (iii) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.

7.     METHOD OF PAYMENT OF CONTRIBUTIONS

  (a)
  The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant's Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant's Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant's Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

  (b)
  Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first pay date which coincides with or immediately follows the applicable Grant Date and shall end on the last pay date which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her participation terminates pursuant to Section 11.

  (c)
  A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements, except as provided in Section 7(e) or 7(f), are not permitted.

  (d)
  During leaves of absence approved by the Corporation and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his or her normal paydays equal to the reduction in his or her Plan Contributions caused by his or her leave.

  (e)
  A Participant may discontinue, increase, or decrease the level of his or her Contributions (within Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(e) shall be effective with the first Offering Period that commences after the Corporation's receipt of such election.

  (f)
  A Participant may discontinue (but not increase or otherwise decrease) the level of his or her Contributions, by filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement that indicates such election. Unless otherwise provided by the Committee, an election pursuant to this Section 7(f) shall be effective no earlier than the first payroll period that starts after the Corporation's receipt of such election.

8.     GRANT OF OPTION

  (a)
  On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant's Account balance as of the applicable Exercise Date by the Option Price, subject to the maximum determined pursuant to Section 4(b).

  (b)
  The Committee shall determine the Option Price per Share of the Shares subject to an Option for an Offering Period; provided that such Option Price may not be less than the lesser of: (i) 85% of the Fair Market Value of a Share on the applicable Grant Date; and (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

  (c)
  Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase Shares under this Plan to the extent:

            (i)    it would, if exercised, cause the person to own "stock" (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

            (ii)   such Option would cause such individual to have rights to purchase stock under this Plan (and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code) that accrue at a rate that exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

    For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the

    Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.     EXERCISE OF OPTION

        Unless a Participant's Plan participation is terminated as provided in Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of whole Shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant's Account.

        If any amount which is not sufficient to purchase a whole Share remains in a Participant's Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant's Account for the next Offering Period, if he or she is then a Participant; or (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the Share limit of Section 4(a) is reached, any amount that remains in a Participant's Account after the exercise of his or her Option on the Exercise Date to purchase the number of Shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.

        If an amount which exceeds the Individual Limit established pursuant to Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant's Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.   DELIVERY

        As soon as administratively practicable after the Exercise Date, the Corporation shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Corporation may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit Participants to elect that such certificates representing the Shares purchased or to be purchased under the Plan be delivered to such recordkeeping service. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate, or if for any other reason the Corporation cannot issue or deliver Shares and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant the amount of the balance credited to his or her Account.

11.   TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

  (a)
  Except as provided in the next paragraph, if a Participant ceases to be an Eligible Employee for any reason, or if the Participant elects to terminate Contributions pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant's Account shall be paid to him or her or in cash (or, in the event of the Participant's death, to the person or persons entitled thereto under Section 13 in cash), and such Participant's Option and participation in the Plan shall be automatically terminated. If a Participant (i) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company through the Exercise Date, or (ii) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the

    Participant is an employee of the Company or on such leave as of the applicable Exercise Date, such Participant's Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant's Account for that Offering Period shall be used to exercise the Participant's Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely election to terminate Contributions in accordance with Section 7(c), in which case such Participant's Account shall be paid to him or her in cash in accordance with the foregoing paragraph).

  (b)
  A Participant's termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant's termination from Plan participation shall be deemed to be a revocation of that Participant's Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

  (c)
  For purposes of this Plan, if a Participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary shall be deemed to have terminated employment for purposes of this Plan and shall no longer be an Eligible Employee, unless the person continues as an Eligible Employee in respect of another Company entity.

12.   ADMINISTRATION

  (a)
  The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of this Plan, in which case references to the "Committee" shall be deemed to be references to the Board.

  (b)
  The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, Participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Corporation.

  (c)
  Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Corporation, any Participating Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Corporation. No member of the Board or Committee, or officer or agent of the Company, shall be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

13.   DESIGNATION OF BENEFICIARY

  (a)
  A Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant's Account under this Plan in the event of such Participant's death. If a Participant's death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, (i) such Shares and any remaining balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Corporation receives notice of such Participant's death and (ii) any outstanding unexercised Option shall terminate. If a Participant's death occurs at any other time, the balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Corporation receives notice of such Participant's death and such Participant's Option shall terminate. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan.

  (b)
  Beneficiary designations may be changed by the Participant at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant's death, the Corporation shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

14.   TRANSFERABILITY

        Neither Contributions credited to a Participant's Account nor any Option or rights with respect to the exercise of any Option or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all Shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant's death, to the Participant's beneficiary pursuant to Section 13.

15.   USE OF FUNDS; INTEREST

        All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).

16.   REPORTS

        Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant's statement shall set forth, as of such Exercise Date, that Participant's Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole Shares purchased and his or her remaining Account balance, if any.

17.   ADJUSTMENTS OF AND CHANGES IN THE STOCK

        Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split, any merger, combination, consolidation, or other reorganization, any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), any exchange of Common Stock or other securities of the Corporation, any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, or any sale of substantially all the assets of the Corporation as an entirety occurs; the Committee shall, in such manner, to such extent (if any), and at such time as it deems appropriate and equitable in the circumstances:

  (a)
  proportionately adjust any or all of (i) the number and type of Shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of Shares set forth elsewhere in this Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options, (iii) the Option Price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options; or

  (b)
  make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise or strike price of the Option.

        In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.   POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

        Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant's Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant's Account shall be paid to him or her in cash without interest.

19.   TERM OF PLAN; AMENDMENT OR TERMINATION

  (a)
  This Plan shall be effective as of the Effective Date. No new Offering Periods shall commence on or after the day before the tenth anniversary of the Effective Date and this Plan shall terminate as of the later of (i) the tenth anniversary of the Effective Date and (ii) the Exercise Date of the last Offering Period commenced on or prior to the day before the tenth anniversary of the Effective Date, unless sooner terminated pursuant to Section 4, Section 18, or this Section 19.

  (b)
  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, without notice (including, without limitation, the limits of Sections 4(b) and 6(b)(ii)). Stockholder approval for any amendment or modification shall not be required, except to the extent required by applicable law or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan, or otherwise deemed necessary or advisable by the Board. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan and such designation shall not constitute an amendment to this Plan requiring stockholder approval.

20.   NOTICES

        All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.   CONDITIONS UPON ISSUANCE OF SHARES

        This Plan, the granting of Options under this Plan and the offer, issuance and delivery of Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

22.   PLAN CONSTRUCTION

  (a)
  It is the intent of the Corporation that transactions involving Options under this Plan in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act satisfy the requirements for applicable exemptions under Rule 16 promulgated by the Commission under Section 16 of the Exchange Act so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subject to avoidable liability thereunder.

  (b)
  This Plan and Options are intended to qualify under Section 423 of the Code.

  (c)
  If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.   EMPLOYEES' RIGHTS

  (a)
  Nothing in this Plan (or in any other documents related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or effect an employee's status as an employee at will, or shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

  (b)
  No Participant or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.

  (c)
  A Participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.   MISCELLANEOUS

  (a)
  This Plan, the Options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

  (b)
  Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

  (c)
  The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose, with respect to each of (i) and (ii), to the extent consistent with any other plan or authority.

  (d)
  Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the

    Company, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

25.   EFFECTIVE DATE

        Notwithstanding anything else contained herein to the contrary, the effectiveness of this Plan is subject to the approval of this Plan by the stockholders of the Corporation within twelve months after the Effective Date. Notwithstanding anything else contained herein to the contrary, no Shares shall be issued or delivered under this Plan until such stockholder approval is obtained and, if such stockholder approval is not obtained within such twelve month period of time, all Contributions credited to a Participant's Account hereunder shall be refunded to such Participant (without interest) as soon as practicable after the end of such twelve month period.

26.   TAX WITHHOLDING

        Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant's Account balance as of an Exercise Date, before the exercise of the Participant's Option is given effect on such date, the amount of any taxes which the Company reasonably determines it may be required to withhold with respect to such exercise. In such event, the maximum number of whole Shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant's Account (after reduction for the tax withholding amount).

        Should the Company for any reason be unable, or elect not to, satisfy its tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant's exercise of an Option, or should the Company reasonably determine that it has a tax withholding obligation with respect to a disposition of Shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event or (ii) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company reasonably determines that it is required to withhold with respect to such event.

27.   NOTICE OF SALE

        Any person who has acquired Shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the Shares if such sale or transfer occurs (i) within the two-year period after the Grant Date of the Offering Period with respect to which such Shares were acquired, or (ii) within the twelve month period after the Exercise Date of the Offering Period with respect to which such Shares were acquired.

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 18, 2017 NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, F orm of Proxy Card, and 2016 Annual Report on Form 10-K are available at http://www.redrobin.com/eproxy Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 4, 5, AND 6. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” FREQUENCY FOR PROPOSAL 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X 1. The election of nine (9) directors for one-year terms: FOR AGAINST ABSTAIN (a) Rob e rt B. Aiken (b) Cambria W. Dunaway (c) Kalen F. Holmes (d) Ric ha rd J. Howell (e) Glenn B. Kaufman (f) Steven K. Lumpkin (g) Pattye L. Moore (h) Stuart I. Oran (i) Denny Marie Post 2 . Approval, on an advisory basis, of the Company’s executive compensation. 3. Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation. 1 Year 2 Years 3 Years Abstain 4. Approval of 2017 Performance Incentive Plan. 5. Approval of Amended and Restated Employee Stock Purchase Plan. 6. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017. 7 . Such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 4, 5, AND 6, AND “1 YEAR” FREQUENCY FOR PROPOSAL 3. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCOR-DANCE WITH THE STOCKHOLDER’S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2016 annual report on Form 10-K.

RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Denny Marie Post and Guy J. Constant, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on March 27, 2017 at the Annual Meeting of Stockholders to be held at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111 at 8:00 a.m. MDT on May 18, 2017, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)